UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12
Twilio Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A-6(i)(1) and 0-11

TWILIO INC.
101 Spear Street, Fifth Floor
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, June 13, 2023
Dear Stockholders of Twilio Inc.:
We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Twilio Inc., a Delaware corporation, which will be held virtually on Tuesday, June 13, 2023 at 9:00 a.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/TWLO2023, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect the three Class I directors named in the proxy statement to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Annual Meeting will be a virtual meeting held via live audio webcast. We have designed the format of our Annual Meeting to provide stockholders with the same rights and opportunities to vote and participate as they would have at a physical meeting, and to provide a consistent experience to all stockholders regardless of location. You will be able to attend the meeting, vote your shares and submit your questions during the meeting at www.virtualshareholdermeeting.com/TWLO2023. As always, we encourage you to vote your shares prior to the Annual Meeting either via the Internet, by telephone or by mail to help make this meeting format as efficient as possible.
Our board of directors has fixed the close of business on April 17, 2023 as the record date for the Annual Meeting. Only stockholders of record on April 17, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon are presented in the accompanying proxy statement.
This proxy statement and our annual report can be accessed directly at www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, by telephone or by mail as soon as possible to ensure that your shares are represented. For additional instructions on voting via the Internet, by telephone or by mail, please refer to your proxy card. Voting your shares by proxy prior to the Annual Meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Twilio.
By order of the board of directors,

Jeff Lawson
Co-Founder, Chief Executive Officer and Board Chair
San Francisco, California
April 26, 2023

* * *

Proxy Statement
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
Procedural Matters
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Twilio Inc., a Delaware corporation (referred to in this proxy statement as “Twilio,” the “Company,” “we,” “us,” or “our”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Tuesday, June 13, 2023 at 9:00 a.m. Pacific Time via live audio webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/TWLO2023 and entering your 16-digit control number located on your proxy card. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 26, 2023 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
How to Vote
By Phone 1-800-690-6903 Vote must be received by 8:59 p.m. Pacific Time, June 12, 2023	By Internet Before the Meeting www.proxyvote.com Vote must be received by 8:59 p.m. Pacific Time, June 12, 2023
By Mail Return your completed proxy card in the prepaid envelope Vote must be received by 8:59 p.m. Pacific Time, June 12, 2023	By Internet During the Meeting www.virtualshareholdermeeting.com/TWLO2023 Vote must be submitted before the polls close during the Annual Meeting
Voting Matters and Vote Recommendation		Board’s recommendation	More Information
Management Proposals	1. The election of Charles Bell, Jeffrey Immelt and Erika Rottenberg as Class I directors.	FOR	Page 27
	2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	FOR	Page 28
	3. The approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.	FOR	Page 30

Procedural Matters
Questions and Answers About the Proxy Materials and Our Annual Meeting
What matters am I voting on?
You will be voting on:
•	the election of the three Class I directors named in the proxy statement to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•	a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers; and
•	such other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of Charles Bell, Jeffrey Immelt and Erika Rottenberg as Class I directors;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on April 17, 2023, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 175,304,656 shares of our Class A common stock outstanding and 9,617,605 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote by Internet at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock by Internet at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of “For” votes cast are elected as directors. As a result, any

2  Twilio Inc. 2023 Proxy Statement

Procedural Matters
shares not voted “For” a particular nominee (whether as a result of a “Withhold” vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.
•
Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Since this proposal is an advisory vote, the result will not be binding on our board of directors, our compensation and talent management committee, or the Company. The board of directors and our compensation and talent management committee will consider the outcome of the vote when determining the compensation of our named executive officers.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our second amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of the holders of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
by Internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 8:59 p.m. Pacific Time on June 12, 2023 (have your Notice or proxy card in hand when you visit the website);

•	by telephone at 1-800-690-6903, until 8:59 p.m. Pacific Time on June 12, 2023 (have your Notice or proxy card in hand when you call);
•	by completing and returning your proxy card by mail prior to 8:59 p.m. Pacific Time on June 12, 2023 (if you received printed proxy materials); or
•	by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWLO2023 (have your Notice or proxy card in hand when you visit the website).
If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by Internet or telephone. However, the availability of Internet and telephone voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares by Internet at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
Twilio Inc. 2023 Proxy Statement  3

Procedural Matters
•	notifying the Corporate Secretary of Twilio Inc., in writing, at 101 Spear Street, Fifth Floor, San Francisco, California 94105; or
•	attending and voting by Internet at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
We encourage stockholders to reach out to us by email at legalnotices@twilio.com instead of physical mail to help ensure prompt receipt of any communications related to voting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Why is Twilio holding the meeting virtually?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/TWLO2023. Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/TWLO2023 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the record date of April 17, 2023 and wish to virtually attend the Annual Meeting, you will need the 16-digit control number located on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you receive a printed copy of the proxy materials). If you are a street name stockholder, you may not vote your shares of our common stock by Internet at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. The webcast will start at 9:00 a.m. Pacific Time on June 13, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jeff Lawson, our Co-Founder, Chief Executive Officer and Board Chair, and Dana Wagner, our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 26, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors
4  Twilio Inc. 2023 Proxy Statement

Procedural Matters
and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during the 10-day period immediately prior to the date of the Annual Meeting. For access to the stockholder list, please contact us at legalnotices@twilio.com. In addition, the list of stockholders will also be available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/TWLO2023.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
•	by Internet at www.proxyvote.com;
•	by telephone at 1-800-579-1639; or
•	by email at sendmaterial@proxyvote.com.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 28, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Twilio Inc.
Attention: Corporate Secretary
101 Spear Street, Fifth Floor
San Francisco, California 94105
Twilio Inc. 2023 Proxy Statement  5

Procedural Matters
Our second amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our second amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our second amended and restated bylaws. To be timely for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than February 11, 2024; and
•	not later than March 12, 2024.
In the event that we hold the 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Chief Legal Officer at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our second amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our second amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our second amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the foregoing requirements under our second amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with the universal proxy rules in connection with our 2024 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide proper written notice that sets forth all of the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our Corporate Secretary at the address set forth above.
Availability of Bylaws
A copy of our second amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
6  Twilio Inc. 2023 Proxy Statement

Board of Directors and Corporate Governance
Board of Directors
Our business and affairs are managed under the direction of a highly experienced, qualified and diverse board of directors.

*	Each of the graphics above excludes Mr. Dalzell, who is not standing for re-election at the Annual Meeting.
Our board of directors currently consists of ten directors. Our board of directors will be reduced to nine directors, effective as of the Annual Meeting. All of our board members, other than Mr. Lawson, qualify as “independent” under the listing standards of the New York Stock Exchange (the “NYSE Listing Standards”). Our board of directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2023, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing and non-continuing members of our board of directors. Mr. Bell was appointed to our board of directors on March 28, 2023. Mr. Dalzell is not standing for re-election at the Annual Meeting. His term as a member of our board of directors, including as a member of the committees on which he serves, will end effective as of the Annual Meeting.
	Class	Age	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Independent	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Directors with Terms Expiring at the Annual Meeting/Nominees
Charles Bell	I	65	2023	2023	2026
Jeffrey Immelt	I	67	2019	2023	2026
Erika Rottenberg	I	60	2016	2023	2026
Continuing Directors
Jeff Lawson	II	45	2008	2024	—
Byron Deeter	II	48	2010	2024	—
Donna Dubinsky	III	67	2018	2025	—
Jeff Epstein	II	66	2017	2024	—
Deval Patrick	III	66	2021	2025	—
Miyuki Suzuki	III	62	2022	2025	—
Non-Continuing Directors
Richard Dalzell	I	65	2014	2023	—
Committee Chair	Committee Member	Lead Independent Director
Twilio Inc. 2023 Proxy Statement  7

Board of Directors and Corporate Governance
Board Skills and Experience Matrix
Our board of directors proactively evaluates its composition in the context of our company’s evolving business needs and has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add value to the strategic decisions made by our company and that enable them to provide oversight of management, risk, business operations, and corporate strategy. This has resulted in the addition of three new independent directors to our board of directors since the beginning of 2021. Our board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes, experience and diversity of backgrounds of our directors provide us with a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.
	Bell	Deeter	Dubinsky	Epstein	Immelt	Lawson	Patrick	Rottenberg	Suzuki
Technology and Software Industry Deep insight in the technology and software industries to oversee our business and the risks we face related to those industries.
Communications Industry Deep insight in the communications industry to oversee our business and the risks we face related to that industry.
Public Company Board Experience to understand the dynamics and operation of a public company.
Public Company Executive / Senior Leadership Experience in senior leadership positions at a public company to analyze, advise and oversee management in decision making, operations and policies.
Finance / Accounting / Audit Knowledge of financial markets, financing and accounting and financial reporting processes.
Sales and Marketing Sales and marketing experience to provide expertise and guidance to grow sales and enhance our brand.

Human Capital / Compensation / Employee Development and Training
Experience attracting and retaining top talent to advise and oversee our people and compensation policies in our competitive environment.

Global Business Operations Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.
Risk Management Experience in risk oversight.
Regulatory / Government / Public Policy Experience in governmental and regulatory affairs.
Cybersecurity / Information Security / Privacy Expertise to oversee cybersecurity, information security, and privacy management.
Strategy / Business Development / M&A Experience creating long-term value through investment, acquisitions and growth strategies.
Corporate Governance Experience in corporate governance, compliance, policy, investor relations and creating long term sustainable value.
8  Twilio Inc. 2023 Proxy Statement

Board of Directors and Corporate Governance
Nominees for Director
Charles Bell Age: 65 Director Since: 2023 Independent Committees: None Other Public Company Boards: None
Experience:
Mr. Bell has served as a member of our board of directors since March 2023. Since 2021, Mr. Bell has served as Executive Vice President, Security, Compliance, Identity, and Management for Microsoft, Inc. (“Microsoft”), a global software and technology company. From 1998 to 2021, Mr. Bell served in several roles at Amazon.com, Inc. (“Amazon”), an e-commerce and cloud computing company, including as Senior Vice President of Utility Computing from 2016 to 2021, Vice President of Utility Computing from 2005 to 2016, Vice President of eCommerce Platform from 2003 to 2005, and Vice President of Infrastructure from 1998 to 2003. Mr. Bell holds a B.A. in Business Administration, Information Systems Concentration from California State University, Fullerton.

Qualifications:
With his extensive experience in internet information technology, platform software, cloud computing and cybersecurity, including as Executive Vice President, Security, Compliance, Identity and Management at Microsoft, and as the former Senior Vice President of Utility Computing responsible for Amazon Web Services at Amazon, Mr. Bell brings a deep understanding of the technology industry and significant cybersecurity expertise to our board of directors. From his experience in executive leadership roles at multinational companies, Mr. Bell also brings a critical understanding of financial, operational, risk management, and regulatory compliance issues.

Jeffrey Immelt
Age: 67
Director Since: 2019
Independent
Committees:
Compensation and Talent Management (Chair)
Other Current Public Company Boards:
Tuya Inc. (2021-present)
Bright Health Group, Inc. (2020-present)
Bloom Energy Corporation (2019-present)
Desktop Metal, Inc. (2018-present)
Other Public Company Boards in the Past Five Years:
Hennessy Capital Investment Corp. V (2021-2022)

Experience:
Mr. Immelt has served as a member of our board of directors since June 2019. Mr. Immelt is a venture partner of New Enterprise Associates (“NEA”), a venture capital firm, which he joined in 2018. From 2001 to 2017, Mr. Immelt served as Chairman and Chief Executive Officer of General Electric Company (“General Electric”), a multinational conglomerate. Prior to being appointed Chief Executive Officer, Mr. Immelt held several global leadership roles at General Electric from 1982 to 2000. Mr. Immelt serves on the boards of directors of certain of NEA’s portfolio companies and previously served as a director of the Federal Reserve Bank of New York, as chairman of the U.S. Presidential Council on Jobs and Competitiveness and as a trustee of Dartmouth College. He holds a B.A in Applied Mathematics from Dartmouth College and an M.B.A. from Harvard University.

Qualifications:
With his extensive experience as a chief executive and director of global businesses, including as the former Chief Executive Officer and Chairman of General Electric, Mr. Immelt brings to our board of directors a deep expertise in global business and financing strategy, as well as insight into managing all aspects of a multinational business, including operations, sales and marketing, human capital management, executive compensation, and global markets. In addition, Mr. Immelt’s extensive public company board experience gives Mr. Immelt a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters. As a partner of a venture capital firm, Mr. Immelt also brings knowledge of the current landscape of emerging technologies and companies in our industry.

Twilio Inc. 2023 Proxy Statement  9

Board of Directors and Corporate Governance
Erika Rottenberg Age: 60 Director Since: 2016 Independent Committees: Audit Nominating and Corporate Governance (Chair) Other Public Company Boards in the Past Five Years: Wix.com Ltd. (2015-2020)
Experience:
Ms. Rottenberg has served as a member of our board of directors since June 2016. From March 2022 to September 2022, Ms. Rottenberg served as a Strategic Advisor at the Chan Zuckerberg Initiative, a philanthropic initiative, after having served as its Vice President and General Counsel from 2018 to 2022. From 2008 to 2014, Ms. Rottenberg served as Vice President, General Counsel and Secretary at LinkedIn Corporation (“LinkedIn”), a professional networking company. From 2004 to 2008, Ms. Rottenberg served as Senior Vice President, General Counsel and Secretary at SumTotal Systems, Inc., a talent management enterprise software company. From 1996 to 2002, Ms. Rottenberg served in several roles at Creative Labs, Inc., a computer peripheral and digital entertainment product company, including as Vice President, Strategic Development and General Counsel. From 1993 to 1996, Ms. Rottenberg served as an attorney at Cooley LLP, a law firm. Ms. Rottenberg holds a B.S. in Special and Elementary Education from the State University of New York at Geneseo and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Qualifications:
With her extensive experience as an executive and director of private and public technology companies, including as General Counsel of LinkedIn, Ms. Rottenberg brings to our board of directors expertise in corporate governance, risk management oversight, business operations, and legal and compliance matters, including privacy, security and intellectual property. Ms. Rottenberg has a deep understanding of the complex legal, regulatory and corporate governance issues that we face as a global, publicly traded technology company.

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Board of Directors and Corporate Governance
Continuing Directors
Byron Deeter Age: 48 Director Since: 2010 Independent Committees: Nominating and Corporate Governance Other Public Company Boards in the Past Five Years: SendGrid, Inc. (2012-2019)
Experience:
Mr. Deeter has served as a member of our board of directors since November 2010. Since 2005, Mr. Deeter has served as a partner of Bessemer Venture Partners, a venture capital firm. From 2004 to 2005, Mr. Deeter served as a director at International Business Machines Corporation (“IBM”), a technology and consulting company. From 2000 to 2004, Mr. Deeter served in several roles at Trigo Technologies, Inc., a product information management company, acquired by IBM in 2004, including co-founder, President, Chief Executive Officer and Vice President of Business Development. Mr. Deeter has served and continues to serve on the board of several private companies. Mr. Deeter holds a B.A. in Political Economy from the University of California, Berkeley.

Qualifications:
With his extensive experience as an investor in SaaS and cloud technology companies, including as a partner of Bessemer Venture Partners, Mr. Deeter brings to our board of directors investment and financial expertise and in-depth knowledge of the SaaS and cloud technology industry and emerging companies. Mr. Deeter has a deep understanding of the complex operational issues facing large global companies and a valuable perspective as a director of technology companies.

Donna Dubinsky Age: 67 Director Since: 2018 Independent Committees: Audit Other Public Company Boards: None
Experience:
Ms. Dubinsky has served as a member of our board of directors since December 2018. Since 2022, Ms. Dubinsky has served as a Senior Counselor to the U.S. Secretary of Commerce, Gina Raimondo. Since 2005, Ms. Dubinsky has served as the Board Chair of Numenta, Inc. (“Numenta”), a machine intelligence company that she co-founded, and from 2005 to 2022, Ms. Dubinsky served as Numenta’s Chief Executive Officer. Ms. Dubinsky also co-founded Handspring, Inc. (“Handspring”), a maker of personal digital assistants, and served as its President and Chief Executive Officer from 1998 to 2003 and as Acting Chief Financial Officer from 2002 to 2003. From 1992 to 1998, Ms. Dubinsky served as President and Chief Executive Officer of Palm Computing, Inc. (“Palm”), one of the first companies to develop and design handheld computers and smartphones. Ms. Dubinsky previously served on the board of Intuit Inc. and Yale University, including two years as Senior Fellow. Ms. Dubinsky holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

Qualifications:
With her extensive experience founding and managing technology companies, including Palm, Handspring, and Numenta, Ms. Dubinsky brings to our board of directors experience as a successful entrepreneur with demonstrated expertise and knowledge in business strategy, innovation, executive leadership growth, an in-depth understanding of the technology landscape and valuable insight on growing a company from a start-up to a publicly traded company.

Twilio Inc. 2023 Proxy Statement  11

Board of Directors and Corporate Governance

Jeff Epstein
Age: 66
Director Since: 2017
Independent
Committees:
Audit (Chair)
Compensation and Talent Management
Other Current Public Company Boards:
AvePoint, Inc. (2021-present)
Couchbase, Inc. (2015-present)
Okta, Inc. (2011-present)
Other Public Company Boards in the Past Five Years:
Poshmark, Inc. (2018-2023)
Shutterstock, Inc. (2012-2021)
Booking Holdings (2003-2019)
Global Eagle Entertainment Inc. (2013-2018)

Experience:
Mr. Epstein has served as a member of our board of directors since July 2017. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in 2011. Prior to Bessemer Venture Partners, Mr. Epstein served as Chief Financial Officer of several public and private companies, including Oracle Corporation (“Oracle”), an enterprise software company, and DoubleClick Inc. (“DoubleClick”), an Internet advertising company, which was acquired by Google LLC. Mr. Epstein holds a B.A. from Yale University and an M.B.A. from Stanford University.

Qualifications:
With his extensive experience as an investor, director and senior financial executive at public and private companies, including as Chief Financial Officer at Oracle and DoubleClick, and as Operating Partner at Bessemer Venture Partners, Mr. Epstein brings to our board of directors in-depth knowledge of the complex accounting, financial and operational issues facing large global companies, with particular expertise in the software industry, and an understanding of accounting principles and financial reporting rules and regulations. In addition, Mr. Epstein’s service on several boards of directors and audit committees of other publicly-traded companies give him significant insight into the preparation of financial statements and knowledge of audit procedures as well as risk management oversight.

Jeff Lawson Age: 45 Director Since: 2008 Committees: None Other Public Company Boards: None
Experience:
Mr. Lawson is one of our founders and has served as our Chief Executive Officer and as a member of our board of directors since April 2008 and as our Board Chair since November 2015. From 2001 to 2008, Mr. Lawson served as founder and Chief Technology Officer of Nine Star, Inc., a multi-channel retailer of equipment and apparel to the action sports industry. From 2004 to 2005, Mr. Lawson served as Technical Product Manager of Amazon.com. In 2000, Mr. Lawson served as Chief Technology Officer of StubHub, Inc. (“StubHub”), an online marketplace for live entertainment events. Mr. Lawson holds a B.S. in Computer Science and Film/Video from the University of Michigan.

Qualifications:
As our co-founder, Chief Executive Officer, Board Chair and one of our larger stockholders, Mr. Lawson has been instrumental in developing our company from a start-up to a large publicly traded company. Mr. Lawson brings to our board of directors a unique and thorough understanding of our technology, business, industry and culture. Additionally, his previous executive positions with other technology companies, including serving as the first Chief Technology Officer at StubHub, provides Mr. Lawson significant leadership, operations and technology experience, as well as important perspectives on innovation, management development and global challenges and opportunities.

12  Twilio Inc. 2023 Proxy Statement

Board of Directors and Corporate Governance

Deval Patrick
Age: 66
Director Since: 2021
Independent
Committees:
None
Other Current Public Company Boards:
Cerevel Therapeutics Holdings, Inc. (2021-present)
Toast Inc. (2021-present)
American Well Corporation (2015-2019, 2020-present)
Other Public Company Boards in the Past Five Years:
Environmental Impact Acquisition Corp. (2021-2022)
Global Blood Therapeutics, Inc. (2015-2019, 2020-2022)

Experience:
Mr. Patrick has served as a member of our board of directors since January 2021. Since 2022, Mr. Patrick has served as a professor of the practice of public leadership and as co-director of the Center for Public Leadership at the Harvard Kennedy School. Since 2021, he has also served as a Senior Advisor to Bain Capital LLC (“Bain Capital”), where he previously founded and served as Managing Partner of the Double Impact Fund, a growth equity fund focused on delivering competitive financial returns and positive social impact, from 2015 to 2019. Previously, from 2007 to 2015, Mr. Patrick served as Governor of the Commonwealth of Massachusetts. Mr. Patrick holds an A.B. from Harvard College and a J.D. from Harvard Law School.

Qualifications:
With his extensive experience in leadership roles in both the public and private sectors, including as Governor as the Commonwealth of Massachusetts and as an advisor to Bain Capital, Mr. Patrick brings to our board of directors expertise in leadership, public policy, investment, and the economy. Mr. Patrick also has experience serving on boards of directors of public companies across the biopharmaceutical, healthcare and technology industries, which provides valuable insight into oversight of risk management and regulatory compliance.

Miyuki Suzuki Age: 62 Director Since: 2022 Independent Committees: Compensation and Talent Management Other Public Company Boards: Western Digital Corporation (2021-present)
Experience:
Ms. Suzuki has served as a member of our board of directors since August 2022. From 2015 to 2021, Ms. Suzuki served in senior executive roles at Cisco Systems, Inc. (“Cisco”), a networking technology company, including as President, Asia Pacific, Japan and China from 2018 to 2021. From 2011 to 2015, Ms. Suzuki served in several roles at Jetstar Japan Co., Ltd, a low-cost airline, including President and Chief Executive Officer. Prior to that, from 2007 to 2011, Ms. Suzuki served as President and Vice Chairman of KVH Co. Ltd. (“KVH Telecom”), a Japanese telecommunications and IT services company. Prior to that, from 2004 to 2006, Ms. Suzuki served as the Chief Executive Officer of Lexis Nexis Asia Pacific, a legal information company, and from 2002 to 2004, she served as an Executive Vice President and Head of Consumer Business of Japan Telecom Co. Ltd (“Japan Telecom”), which is now part of Softbank Telecommunications. Ms. Suzuki holds an honors degree in History from Oxford University.

Qualifications:
With her extensive experience in management roles at multinational companies in the technology, telecommunication and networking industries, including as a senior executive at Cisco, KVH Telecom and Japan Telecom, Ms. Suzuki brings to our board of directors a critical understanding of our industry and the operational, regulatory and cybersecurity risks and challenges we face. Ms. Suzuki also has deep expertise in global operations and markets as well as experience managing a global workforce, all of which provides our board of directors with a valuable perspective as we continue to expand internationally. As a member of the board of directors of Western Digital, Ms. Suzuki has a valuable understanding of public company governance.

Twilio Inc. 2023 Proxy Statement  13

Board of Directors and Corporate Governance
Director Independence
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the listing standards of the NYSE (the “NYSE Listing Standards”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE Listing Standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the NYSE Listing Standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the NYSE Listing Standards. Compensation and talent management committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NYSE Listing Standards.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Bell, Dalzell, Deeter, Epstein, Immelt and Patrick, and Mses. Dubinsky, Rottenberg and Suzuki do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE Listing Standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
We believe that the structure of our board of directors, with Mr. Lawson acting as Chief Executive Officer and Board Chair, Mr. Epstein acting as lead independent director, and all-independent committees that oversee the company’s operations, risks, performance, and strategy, provides the most effective governance framework and allows us to benefit from Mr. Lawson’s talent, knowledge, and leadership as a co-founder of our company, while maintaining effective independent oversight of management. This structure creates clear accountability and enhances our ability to develop and execute our strategy and communicate our message clearly and consistently to stockholders.
Board Chair
Mr. Lawson, our co-founder and Chief Executive Officer, also serves as our Board Chair. As our co-founder and Chief Executive Officer, Mr. Lawson possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company and business, which enables him to effectively and efficiently lead our board of directors, including by identifying strategic priorities, leading critical discussions and executing our business plans. We believe Mr. Lawson’s extensive company-specific experience and expertise, together with the outside experience, oversight and expertise of our lead independent director and the independent directors on our committees, allows for differing perspectives and roles regarding strategy development that benefit our stockholders.
Lead Independent Director and Independent Committees
Our amended and restated corporate governance guidelines (our “Corporate Governance Guidelines”) provide that one of our independent directors will be appointed as lead independent director when our Chief Executive Officer is our Board Chair. Our board of directors believes that Mr. Epstein, who has served as our lead independent director since December 2017, is a strong and empowered lead independent director who provides an effective independent voice in our leadership structure.
The lead independent director position is a critical aspect of our corporate governance framework. Our board of directors believes that having a lead independent director provides advantages such as enhancing communications and relations among our board of directors, Mr. Lawson and other members of our senior management and assisting our board of directors in reaching a consensus on strategies and policies. In addition to generally serving as a liaison between Mr. Lawson and the independent directors, as outlined in our Corporate Governance Guidelines, the responsibilities of the lead independent director include:
•	presiding over and calling separate meetings of the independent directors;
•	determining the agenda and serving as chair of meetings of the independent directors;
•	reporting to the board chair regarding feedback from executive sessions;
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Board of Directors and Corporate Governance
•	serving as spokesperson for the company, as requested; and
•	performing other duties, as designated by a majority of the independent directors from time to time.
Our independent directors regularly meet in executive sessions led by the lead independent director after meetings of the board of directors and committees, as needed. These executive sessions allow our independent directors to discuss, without management present, our strategy, Chief Executive Officer and other senior management performance and compensation, effectiveness of our board of directors, and other matters.
Only independent directors serve on the audit committee, the nominating and corporate governance committee and the compensation and talent management committee, which we believe provides strong independent leadership and oversight for each of these committees. As a result of the board of directors’ committee system, the effectiveness of our lead independent director and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs.
Board and Committee Meetings
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of ten members. Our board of directors will be reduced to nine directors, effective as of the Annual Meeting.
During 2022, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Mr. Deeter, who attended 70% of such meetings due to Mr. Deeter being on sabbatical for part of the year.
Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All members of our board of directors then serving in such capacity attended our 2022 annual meeting of stockholders.
Board Committees and Responsibilities
Our board of directors has established an audit committee, a compensation and talent management committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors. Mr. Bell was appointed to our board of directors on March 28, 2023.
Board of Directors	Independent	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Charles Bell
Richard Dalzell
Byron Deeter
Donna Dubinsky
Jeff Epstein
Jeffrey Immelt
Jeff Lawson
Deval Patrick
Erika Rottenberg
Miyuki Suzuki
Independent Director	Committee Member	Committee Chair
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Board of Directors and Corporate Governance
Audit Committee
Our audit committee consists of Mr. Epstein and Mses. Dubinsky and Rottenberg, with Mr. Epstein serving as chair. Each member of our audit committee meets the requirements for independence under the NYSE Listing Standards and SEC rules. Each member of our audit committee also meets the financial literacy and sophistication requirements of the NYSE Listing Standards. In addition, our board of directors has determined that each of Mr. Epstein and Ms. Dubinsky is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
No member of our audit committee may simultaneously serve on the audit committee of more than three public companies unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee. Mr. Epstein currently serves on the audit committees of three other public companies. Given Mr. Epstein’s extensive experience as a Chief Financial Officer, his proficiency in accounting, and his knowledge of our company, our board of directors has determined that Mr. Epstein’s simultaneous service on the audit committees of more than three public companies does not impair his ability to effectively serve on our audit committee. Mr. Epstein attended 100% of the meetings held by our audit committee and board of directors during 2022.
Our audit committee, among other things:
•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviews (i) the framework and processes by which management assesses the company’s risk profile and risk exposure, (ii) our major risk exposures, including financial, accounting, tax, operational, privacy, information and data security, cybersecurity, competition, legal and regulatory, and (iii) the company’s processes to monitor and mitigate such exposures;

•	evaluates and discusses with management our risks, controls and procedures related to privacy, cybersecurity and information and technology security and related disclosure;
•	reviews related party transactions; and
•
approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE Listing Standards. A copy of the charter of our audit committee is available on our website at https://investors.twilio.com.
Our audit committee held nine meetings during 2022.
Compensation and Talent Management Committee
Our compensation and talent management committee consists of Messrs. Immelt and Epstein and Ms. Suzuki (and included Ms. Donio until her resignation from our board of directors and the compensation and talent management committee, effective April 29, 2022, and Mr. Patrick until his resignation from the compensation and talent management committee, effective December 7, 2022), with Mr. Immelt serving as chair. Mr. Immelt succeeded Ms. Donio as chair effective April 29, 2022, in connection with Ms. Donio’s resignation. Mr. Epstein and Ms. Suzuki were each appointed to the compensation and talent management committee effective December 7, 2022, in connection with Mr. Patrick’s resignation from the committee. Each member of our compensation and talent management committee meets the requirements for independence under the NYSE Listing Standards and SEC rules. Each member of our compensation and talent management committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”). Our compensation and talent management committee, among other things:
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Board of Directors and Corporate Governance
•	reviews, determines, and approves, or makes recommendations to our board of directors regarding, the compensation of our executive officers;
•	administers our stock and equity compensation plans;
•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans;
•	establishes and reviews general policies relating to compensation and benefits of our employees; and
•
reviews and discusses with management our human capital management activities, including, among other things, matters relating to talent management and development, talent acquisition, employee engagement and diversity, equity and inclusion.

Our compensation and talent management committee operates under a written charter that satisfies the applicable rules of the SEC and the NYSE Listing Standards. A copy of the charter of our compensation and talent management committee is available on our website at https://investors.twilio.com.
Our compensation and talent management committee held six meetings during 2022.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Rottenberg and Messrs. Dalzell and Deeter, with Ms. Rottenberg serving as chair. Mr. Dalzell, who will not stand for re-election at the Annual Meeting, will remain a member of the nominating and corporate governance committee until the Annual Meeting. Each member of our nominating and corporate governance committee meets the requirements for independence under the NYSE Listing Standards and SEC rules. Our nominating and corporate governance committee, among other things:
•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews and assesses the adequacy of our corporate governance guidelines and policies and practices and recommends any proposed changes to our board of directors;
•	oversees and periodically reviews our environmental, social and governance (“ESG”) activities and programs; and
•	evaluates the performance of our board of directors and of individual directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NYSE Listing Standards. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.twilio.com.
Our nominating and corporate governance committee held four meetings during 2022.
Compensation and Talent Management Committee Interlocks and Insider Participation
During 2022, Mses. Donio and Suzuki (each for a portion of the year) and Messrs. Immelt, Epstein and Patrick (with respect to each of Messrs. Epstein and Patrick, for a portion of the year) served on the compensation and talent management committee. Effective April 29, 2022, Ms. Donio resigned from our board of directors and compensation and talent management committee. Effective December 7, 2022, Mr. Patrick stepped down from the compensation and talent management committee and Mr. Epstein and Ms. Suzuki were each appointed to the compensation and talent management committee. None of the members of our compensation and talent management committee is or has been an officer or employee of our company. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation and talent management committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation and talent management committee.
Twilio Inc. 2023 Proxy Statement  17

Board of Directors and Corporate Governance
Identifying and Evaluating Director Nominees
The board of directors has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the board of directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, including retaining a third-party search firm from time to time to identify and review candidates for membership on our board of directors. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.
Minimum Qualifications and Membership on other Boards
We have a highly effective and engaged board of directors, and members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings and are encouraged to attend our annual meetings of stockholders. The board of directors does not believe that explicit limits on the number of other boards of directors on which the directors may serve, or on other activities the directors may pursue, are appropriate. Rather, we believe that our directors’ service on other companies’ boards enables them to contribute valuable knowledge and perspective to our board of directors. Nonetheless, the board of directors recognizes that carrying out the duties of a director requires a significant commitment of time and attention, and excessive time commitments—whether other board service or otherwise—may interfere with the ability to fulfill our board of director responsibilities. Our Corporate Governance Guidelines require directors to notify the chair of the nominating and corporate governance committee in connection with joining another board and proposed changes to committee memberships on other public company boards. Directors must also regularly update the company regarding other directorships and significant other commitments or positions, so that the potential for conflicts or other factors that may compromise a director’s ability to perform their duties may be fully assessed.
Our board of directors has delegated to our nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to our board of directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines and the committee’s charter. Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and considers all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee considers the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include:
•	integrity, judgment and adherence to high personal ethics and character;
•
demonstrated achievement and competence in their fields, business acumen, understanding of our business and industry, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director;

•	diversity, including in breadth and quality of experience, personal and professional experience, expertise, culture, race, ethnicity, gender and sexual orientation, including lived experience;
•	skills, education and expertise;
•	independence and potential conflicts of interest; and
•	the scope and breadth of other commitments.
In addition to the above criteria, and although there are no further stated minimum criteria for director nominees, our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our nominating and corporate governance committee reviews the totality of the circumstances of each nominee and each board member to assess the ability of such individuals to devote the requisite time to fulfilling the responsibilities of service on
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Board of Directors and Corporate Governance
our board of directors and applicable committees. Our nominating and corporate governance committee evaluates many factors when assessing the effectiveness and active involvement of each director, including the director’s attendance at board and committee meetings, participation and level of engagement during these meetings, the role played by the director on our board of directors, as well as on the other boards, including committee membership and chair designation, and the experience and expertise of the director, including both relevant industry experience and service on other public company boards, which enable the director to serve on multiple boards effectively.
Although our board of directors does not maintain a specific policy with respect to the number of diverse individuals on our board of directors, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds including breadth and quality of experience, personal and professional experience, expertise, culture, race, ethnicity, gender and sexual orientation, including lived experience. In making determinations regarding nominations of directors, our nominating and corporate governance committee takes into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Chief Legal Officer at Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Under our second amended and restated bylaws, stockholders may also nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide proper written notice that sets forth all of the information required by our second amended and restated bylaws, as well as the additional information required by Rule 14a-19(b) under the Exchange Act. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our second amended and restated bylaws, as described above under the section titled “Procedural Matters—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”
Stockholder and Other Interested Party Communications
Our board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors, as a whole, with our non-management directors as a group, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole or to our non-management directors as a group, stockholders and other interested parties may send such communication to our Chief Legal Officer via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, Attn: Chief Legal Officer.
For a stockholder or other interested party communication directed to an individual director, including our non-management directors, in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105, Attn: [Name of Individual Director].
We encourage stockholders to email any such communications to us at legalnotices@twilio.com to help ensure prompt receipt. Our Chief Legal Officer, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to our Board Chair.
Stockholder Engagement
We have established a robust stockholder engagement program to help us better understand the perspectives of our stockholders. In 2022, in addition to our standard engagement with stockholders throughout the year, including outreach to institutional stockholders representing a majority of our shares outstanding, we conducted meetings with several of our large stockholders, with participation from our management team and certain members of our board of directors, including Ms. Rottenberg, the chair of our
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Board of Directors and Corporate Governance
nominating and corporate governance committee, and Mr. Immelt, the chair of our compensation and talent management committee, on topics ranging from compensation strategy to ESG matters, including board structure and corporate governance. This feedback was communicated to senior management, our board of directors and the relevant committees for consideration in their decision making.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct (our “Code of Conduct”) that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our Corporate Governance Guidelines and Code of Conduct is available on our website at https://investors.twilio.com and may also be obtained without charge by contacting our Corporate Secretary at Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105. We intend to disclose any amendments to our Code of Conduct, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During 2022, no waivers were granted from any provision of our Code of Conduct.
Board Evaluation
Annually, our nominating and corporate governance committee works with an outside advisor to conduct a comprehensive evaluation of our board of directors, its committees and its individual members. The evaluation aims (i) to find opportunities where our board of directors and committees can improve their performance and effectiveness, (ii) to assess any need to evolve the composition and expertise of our board of directors and (iii) to assure that our board of directors and committees are operating in accordance with our Corporate Governance Guidelines and committee charters. The collection of information is facilitated by an outside advisor to preserve integrity and anonymity of the members of our board of directors and the company’s senior executives.
The nominating and corporate governance committee is responsible for designing the evaluation process and establishing the evaluation criteria. During the evaluation process, the outside advisor collects feedback from each director and members of our senior management team, and then the results of the evaluation and any recommendations for improvement are provided to our nominating and corporate governance committee and our board of directors. The board of directors and senior executives of the company review and discuss the evaluation results and any actions to be taken as a result of the discussion. Our board of directors, including our nominating and corporate governance committee, use the results to inform board and committee composition, including considering the attributes and experience that are criteria for membership on our board of directors, and to address the evolving needs of our company.
Our Commitment to Environmental, Social and Governance Matters
As a company, we recognize the impact that a business can have on its surrounding community and environment, and we are committed to being a responsible corporate citizen. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success. The following is intended as a summary of some of the steps we are taking to create a safe and inclusive workplace for our employees and to foster positive impact in our communities and for our stakeholders. More information about our ESG efforts can be found in our most recent Impact and DEI Report, available on the Governance section of our website at https://investors.twilio.com. Information referenced on our website does not constitute part of this proxy statement.
Board Oversight of ESG
We are committed to sound governance and oversight of our impact on the surrounding community and environment. Our board of directors has delegated formal oversight of our ESG activities, programs and disclosure to our nominating and corporate governance committee. Members of our nominating and corporate governance committee receive updates from management and consider policy initiatives and actions related to our ESG activities. Our audit committee and compensation and talent management committee also play key roles in risk oversight.
•
Our nominating and corporate governance committee has primary responsibility for oversight of our ESG activities, programs and disclosure. Members of our management provide our nominating and corporate governance committee with formal updates on our ESG activities and programs.

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•
Our audit committee provides oversight of our enterprise risk management framework and processes. Our audit committee also oversees matters related to privacy, cybersecurity and information and technology security, including reviewing the adequacy of the company’s policies and processes and internal controls related to those matters.

•
Our compensation and talent management committee oversees a range of human capital management activities and disclosure of such matters, including relating to talent acquisition, talent management and development and employee engagement, as well as employee diversity, equity and inclusion.

Environmental
We recognize the impact that companies can have on the environment and we are working to integrate sustainability initiatives into our business practices, including the evaluation of energy conservation initiatives and renewable energy purchases that can help reduce greenhouse emissions. Our goal is to limit our impact on climate change and to carry out our business activities in a sustainable manner. As a business that is conducted largely online, our carbon footprint may be smaller than those of manufacturing or other businesses, but we still strive to limit our impact on climate change. We measure our carbon footprint and in 2022 submitted a proposal to the Science Based Targets Initiative for a greenhouse gas reduction target. Additionally, we are monitoring our water usage and creating a systematic global approach to responsibly dispose of our electronic waste, including through participation in vendor buy-back programs or e-cycling. Finally, we are fostering the promotion of conservation by recycling, composting, and source reduction in all of our offices globally.
Social Impact of Product Portfolio
As a company, we have long been inspired by the imagination of developers tackling complex social problems. Twilio.org, the social impact arm of our company (and not a separate legal entity), provides nonprofits with digital technology at a reduced rate and offers grant funding to help these organizations scale their missions. Whether it is fueling the technology behind crisis hotlines, building video applications that connect teachers and students for distance learning, or using our voice and SMS products to organize underrepresented communities to vote, our nonprofit partners are creating impact at scale through communication. In 2022, more than 15,000 social impact organizations leveraged Twilio products and funding to reach over 559 million people worldwide.
Community Involvement and Philanthropy
We believe communications play a critical role in solving some of the world’s toughest social challenges. Nonprofits are meeting the increased demand for their support through communication technology, and in doing so are helping more individuals build long-term wellbeing and helping communities recover from humanitarian crises.
Through Twilio.org, we donate and sell our products at a reduced rate to nonprofits and offer grant funding to help scale these organizations’ missions. In 2015, we reserved 1% of our common stock to fund Twilio.org. As of December 31, 2022, 530,449 shares of our Class A common stock were set aside to fund Twilio.org.
In addition to supporting organizations through our technology, we engage our employees through year-round volunteering opportunities, paid volunteer time off, and skills-based activities that leverage our employees’ unique skills. One form of employee volunteering is the WePledge 1% program that Twilio.org launched in 2019. WePledge 1% is our volunteer impact and giving program in which employees voluntarily pledge to give 1% of their own time, income, or equity (or a combination) to causes that resonate with them. In 2022, our employees volunteered over 7,600 hours through our WePledge 1% program.
Compliance and Ethics
Our culture of integrity starts with our Corporate Governance Guidelines and Code of Conduct, and includes efforts in risk assessment, development of policies, procedures, training, auditing, monitoring, investigations, and remediation of potential compliance matters. We have also implemented mandatory anti-harassment, anti-corruption and anti-bribery training as well as more targeted compliance training aimed at addressing the compliance risks of specific roles and business functions.
Furthermore, in order to promote a high standard of ethical and professional conduct within our company, we have engaged with an impartial third party to administer an ethics reporting hotline where, as permitted by law, employees, contractors, customers and vendors may address any issues on a confidential and anonymous basis. Employees may choose the method with which they are most comfortable to discuss any issues or complaints, whether it is through their manager, our human resources partners, or the reporting hotline. In addition, our Code of Conduct applies to all of our employees, including our officers and board of directors. Violations of the Code of Conduct may result in disciplinary action, up to and including termination of employment.
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Board of Directors and Corporate Governance
Customer Protection, Data Privacy and Data Security
We are committed to protecting the privacy and data of our customers and users. We have implemented policies and procedures that facilitate compliance with applicable privacy laws, including the California Consumer Privacy Act and the General Data Protection Regulation (“GDPR”), and work to use privacy by design in our review and building processes. For example, in 2016, even before GDPR became effective, we started the process of putting in place our own Binding Corporate Rules (“BCRs”)—considered one of the highest global standards for data protection that a company can have. Our BCRs codify our guiding principles and approach to compliance with data protection laws when processing personal information.
In addition to working to maintain data privacy and security, we have proactively taken steps to provide increased visibility to the Twilio community around government requests received for customer information by municipal, state, provincial and federal governments globally. We do this by publishing semi-annual transparency reports. Our transparency reports document the total volume of government requests for information received by us, how we responded to the requests, and how often we notified users of the requests.
Furthermore, we train employees on policies and procedures for secure data handling and use physical and procedural safeguards to help keep our facilities and equipment secure. All of our employees and contractors are required to complete data privacy and cybersecurity training every year.
Diversity, Equity and Inclusion
We remain committed to diversity, equity and inclusion (“DEI”) principles across our business. We publish our gender and ethnic diversity data in our Impact and DEI Report, which is available on the Governance section of our website at https://investors.twilio.com.
In 2022, we successfully expanded our voluntary self-identification campaign so that employees outside of the United States can now share how they identify in various categories, giving us a better understanding of our employees to facilitate our DEI initiatives and to allow us to be more intentional in how we support underrepresented communities. We also continue to support numerous employee resource groups, internal programming opportunities, and events related to our DEI values. Additionally, we focus on pay parity, such that employees with the same job and location are paid fairly relative to one another.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In addition, every employee is required to complete data privacy, cybersecurity and code of conduct training upon joining the company and each year thereafter. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed. As part of this approach, our board considers both the materiality of a risk and its immediacy in making strategic decisions and helping management to prioritize resources.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing our company, as well as such other times as they deem appropriate.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists with risk oversight in the areas of internal control over financial reporting and disclosure controls and procedures, cybersecurity and information and technology security, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. On a quarterly basis, members of our management team update the audit committee on the status of key risks impacting our company. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the year, such as risk associated with internal control over financial reporting and liquidity risk and risks related to privacy, cybersecurity and information and technology security. Our nominating and corporate governance committee assists with risk oversight responsibilities associated with board organization, membership and
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Board of Directors and Corporate Governance
structure, and corporate governance. Our compensation and talent management committee assesses risks created by the incentives inherent in our compensation programs, policies and practices and those related to human capital management issues. These committees provide regular reports on our risk management efforts to the full board of directors.
Our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions, and our board of directors and committees also engage outside advisors and experts from time to time to assist in understanding threats, trends, and our risk environment in general. Our board of directors believes its current leadership structure supports its risk oversight function.
Non-Employee Director Compensation
Non-Employee Director Compensation Policy
We have adopted a compensation policy for our non-employee directors (as amended and restated from time to time, the “Non-Employee Director Compensation Policy”) to attract, retain and award these individuals and align their long-term interests with those of our company and our stockholders. Our non-employee directors are paid in the form of restricted stock units (“RSUs”) only and do not receive cash compensation. Employee directors receive no additional compensation for their service as a director.
Decisions regarding the Non-Employee Director Compensation Policy are approved by our board of directors based on recommendations from our compensation and talent management committee. Our compensation and talent management committee conducts an annual evaluation of the design and competitiveness of our Non-Employee Director Compensation Policy in light of best practices, market trends and a competitive market analysis of data for our compensation peer group prepared by its compensation consultant, and makes appropriate recommendations to our board of directors with respect to the compensation of our non-employee directors.
During 2022, our compensation and talent management committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its independent compensation consultant to advise on, among other things, non-employee director compensation matters. In doing so, our compensation and talent management committee reviewed and considered a peer group compensation data analysis prepared by Compensia to understand market non-employee director compensation practices. Following a review and consideration of market data, our compensation and talent management committee recommended to our board of directors, and our board of directors approved, that non-employee director compensation would continue to be paid solely in the form of RSUs and that the annual equity retainer for the lead independent director would increase from $23,000 to $30,000 and the annual equity retainer for all non-employee members of the board of directors would increase from $40,000 to $45,000.
For purposes of the amounts described in this section, the values are calculated as set forth in the Non-Employee Director Compensation Policy. For the aggregate grant date fair value of the RSUs awarded to the non-employee directors in 2022, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), please see “2022 Non-Employee Director Compensation Table” below.
Annual Equity Grant and Annual Equity Retainer
For 2022, our non-employee directors received compensation in the form of RSUs only. Pursuant to our Non-Employee Director Compensation Policy, each non-employee director who continues as a member of our board of directors following each annual meeting of stockholders receives a grant of RSUs having a value of $250,000 (the “Annual Equity Grant”).
Each non-employee director also receives an annual equity retainer for board and committee membership, the values of which are as set forth below. The aggregate amount that each non-employee director receives for such director’s membership on our board of directors, as a member and/or chair of a committee, and/or as the lead independent director, is referred to as the “Annual Equity Retainer”.
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Board of Directors and Corporate Governance
Annual Equity Retainer for Board Membership (the “Annual Board Retainer”)		$45,000
Additional Annual Equity Retainer for Lead Independent Director		$30,000

Additional Annual Equity Retainer for Committee Membership:	Chair Retainer	Member Retainer
Audit Committee	$26,000	$13,000
Compensation and Talent Management Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$12,000	$6,000
The Annual Equity Grant and Annual Equity Retainer are granted in four quarterly installments over the course of the year that commences on the date of each annual meeting of stockholders, with such grants to be made on each September 15, December 15, March 15, and the earlier of (i) June 15 or (ii) the day that is immediately prior to the next subsequent annual meeting of stockholders (each such date, a “Quarterly Date,” and each such grant, a “Quarterly Grant”). The value of each Quarterly Grant is equal to the value of the portion of the Annual Equity Retainer and Annual Equity Grant applicable to the period beginning on the day after the immediately preceding Quarterly Date and ending on the then-current Quarterly Date (the “Quarterly Period”), based on the board and committee roles held by the non-employee director during such Quarterly Period. The number of RSUs granted for each Quarterly Grant is determined by dividing the applicable values by the average closing market price on the New York Stock Exchange of one share of our Class A common stock over the trailing 30-day period ending five business days before the effective date of the applicable grant. Each Quarterly Grant is fully vested upon the date of grant.
Initial Equity Grants
Our Non-Employee Director Compensation Policy during 2022 provided that, upon initial election to our board of directors, each non-employee director would be granted RSUs having a value of $575,000 (the “Initial Equity Grant”). The Initial Equity Grant vests in equal annual installments over three years, subject to continued service as a director through the applicable vesting dates; provided, however, that if a non-employee director is elected on a date other than at the annual meeting of stockholders, one-third of such value is pro-rated by the amount of time between such election and the next annual meeting of stockholders and such pro-rated portion vests on the day prior to the next annual meeting of stockholders (the “Initial Vesting Date”), with the other two-thirds vesting annually on the one and two-year anniversaries of the Initial Vesting Date over the following two years following such Initial Vesting Date.
During 2022, the number of RSUs for the Initial Equity Grant was determined by dividing the applicable value by the average closing market price on the New York Stock Exchange of one share of our Class A common stock over the trailing 30-day period ending five business days before the effective date of the grant.
Other Non-Employee Director Compensation Terms
Awards granted under our Non-Employee Director Compensation Policy are subject to full accelerated vesting upon a “sale event,” as defined in our 2016 Stock Option and Incentive Plan (as amended and restated, the “2016 Plan”).
Our Non-Employee Director Compensation Policy also provides that, pursuant to the 2016 Plan, the aggregate amount of compensation, including both equity compensation and cash compensation but excluding expense reimbursement, paid to any non-employee director in a calendar year will not exceed $750,000 (or such other limit as may be set forth in the 2016 Plan or any similar provision of a successor plan).
We also reimburse all reasonable out-of-pocket expenses incurred by our non-employee directors for their attendance at meetings of our board of directors or any committee thereof.
Non-Employee Directors’ Deferred Compensation Program
In July 2017, we implemented a Non-Employee Directors’ Deferred Compensation Program to offer our non-employee directors the ability to defer the receipt of any RSUs granted to them from Initial Equity Grants or Annual Equity Grants under the 2016 Plan. In advance of an award of RSUs and in compliance with the program’s requirements, a non-employee director may elect to defer the receipt of all of his or her RSUs until the earliest of (i) 90 days after such non-employee director ceases to
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Board of Directors and Corporate Governance
serve as a member of our board of directors; (ii) the consummation of a “sale event”; or (iii) 90 days after the non-employee director’s death (such earliest date, the “Payment Event”). Upon the vesting of the RSUs, any amounts that would otherwise have been paid in shares of our Class A common stock will be converted into deferred stock units (“DSUs”) on a one-to-one basis and credited to the non-employee director’s deferral account. The DSUs will be paid in shares of our Class A common stock on a one-to-one basis in a single lump sum (and will cease to be held in the non-employee director’s deferred account) as soon as practicable following the Payment Event.
Death Equity Acceleration Policy
See “Executive Compensation—Other Compensation Policies and Practices—Death Equity Acceleration Policy” for a discussion of the treatment of equity awards upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries.
Stock Ownership Policy
In April 2018, we adopted a stock ownership policy for our non-employee directors, which was amended and restated in September 2020 and March 2022. Our stock ownership policy (as amended, the “Stock Ownership Policy”), requires our non-employee directors to acquire and hold a number of shares of our common stock equal in value to five times (increased from four times in March 2022) the Annual Board Retainer (as then in-effect). We only count directly and beneficially owned shares, including shares underlying vested RSUs or DSUs. We do not count shares underlying vested and unexercised in-the-money stock options. Each non-employee director has five years from the later of his or her initial election to the board of directors or from the effective date of the Stock Ownership Policy to attain the required ownership level. As of December 31, 2022, all of our non-employee directors are in compliance with our Stock Ownership Policy or are within the five-year phase in period.
2022 Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in 2022, all of which were paid solely in RSUs. Mr. Lawson, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. Ms. Donio, who is our current President, Twilio Data & Applications, earned compensation as a non-employee director until she resigned as a director and was appointed as an executive officer in May 2022. The compensation received by each of Mr. Lawson, as a named executive officer, and Ms. Donio, as a non-employee director and named executive officer, is presented in “Executive Compensation—Summary Compensation Table.”
Name	Stock awards ($)(1)(2)	Total ($)
Richard Dalzell	268,434	268,434
Byron Deeter	268,434	268,434
Donna Dubinsky	274,687	274,687
Jeff Epstein	310,648	310,648
Jeffrey Immelt	279,007	279,007
Deval Patrick	271,757	271,757
Erika Rottenberg	285,358	285,358
Miyuki Suzuki(3)	732,381	732,381
(1)
Stock awards consist solely of RSUs. Annual Equity Grants and Annual Equity Retainers vest immediately upon grant. Initial Equity Grants vest in equal annual installments over three years, subject to any pro-ration as described above. The amounts reported in this column represent the aggregate grant date fair value of the RSUs awarded to the non-employee directors in 2022, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023. Each of Ms. Dubinsky and Messrs. Epstein and Patrick elected to defer a portion of the RSUs issued pursuant to each of their Quarterly Grants.

(2)
As of December 31, 2022, the non-employee directors who served on our board of directors during 2022 had the following outstanding equity awards: Mr. Dalzell held an option to purchase 76,500 shares of our Class B common stock; Mr. Patrick held 845 RSUs; and Ms. Suzuki held 6,354 RSUs.

(3)	Ms. Suzuki was appointed to our board of directors on August 4, 2022 and received an Initial Equity Grant of 6,354 RSUs.
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The following table sets forth the aggregate number of DSUs accumulated in each director’s deferral account as of December 31, 2022 from deferrals of RSUs granted to them.
Name	Accumulated DSUs
Donna Dubinsky	3,781
Jeff Epstein	23,082
Deval Patrick	3,740
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Proposal No. 1 Election of Directors
Our board of directors is currently composed of ten members. Richard Dalzell previously informed our board of directors of his intent to not stand for reelection at the Annual Meeting. Accordingly, Mr. Dalzell’s service as a member of our board of directors will end as of the Annual Meeting, at which time our board of directors will be reduced to nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Charles Bell, Jeffrey Immelt and Erika Rottenberg as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Bell and Immelt and Ms. Rottenberg will serve as Class I directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. Mr. Bell is standing for election by stockholders for the first time and was recommended for consideration as a director to the nominating and corporate governance committee by our independent directors. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you do not vote your shares or do not specify your voting instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Bell and Immelt and Ms. Rottenberg. We expect that Messrs. Bell and Immelt and Ms. Rottenberg will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
Each director is elected by a plurality of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Withhold” votes and broker non-votes will have no effect on this proposal. See “Procedural Matters—How many votes are needed for approval of each proposal?” for further information.
The Board of Directors recommends a vote “FOR” each of the nominees named above.
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Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, KPMG served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. However, neither our second amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of KPMG, our audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2021 and 2022.
	2021	2022
	(in thousands)
Audit Fees(1)	$4,105	$3,836
Audit-Related Fees(2)	1,261	311
Tax Fees(3)	31	40
All Other Fees	—	—
Total Fees	$5,397	$4,187
(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years, and the review of the financial statements included in our quarterly reports. Fees for fiscal year 2022 and 2021 also consisted of fees related to SEC registration statements and other filings and comfort letters and consents. Fees for fiscal year 2022 also included work related to our equity method investment, impairment of long-lived assets, legacy system testwork and statutory audit of one of our international subsidiaries. Fees for fiscal year 2021 also included work related to the intra-entity asset transfer of certain intellectual property rights, acquisitions and our follow-on securities offerings.

(2)
Audit-Related Fees consist of professional services rendered in connection with the due diligence of transactions or events, including acquisitions and equity method investment, and enterprise resource planning implementation.

(3)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.
Auditor Independence
In our fiscal year ended December 31, 2022, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by KPMG for our fiscal years ended December 31, 2021 and 2022 were pre-approved by our audit committee and were compatible with maintaining KPMG’s independence.
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Proposal No. 2
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
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Proposal No. 3 Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation and talent management committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation and talent management committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation and talent management committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation and talent management committee will evaluate whether any actions are necessary to address those concerns.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our compensation programs are designed to effectively align the interests of our named executive officers with the interests of our stockholders by focusing on long-term incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which discusses how our executive compensation program policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our board of directors and our compensation and talent management committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect.
The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.
30  Twilio Inc. 2023 Proxy Statement

Report of the Audit Committee
The audit committee is a committee of the board of directors composed solely of independent directors as required by the listing standards of the New York Stock Exchange and rules of the Securities and Exchange Commission (“SEC”). The audit committee operates under a written charter approved by our board of directors, which is available on our website at https://investors.twilio.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the audit committee’s performance and the adequacy of its charter on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of our consolidated financial statements and our internal control over financing reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 and management’s report on internal control over financial reporting with management and KPMG;
•
discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the PCAOB in Rule 3200T; and

•
received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Respectfully submitted by the audit committee of the board of directors:
Jeff Epstein (Chair)
Donna Dubinsky
Erika Rottenberg
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Twilio Inc. 2023 Proxy Statement  31

Executive Officers
The following table identifies certain information about our executive officers as of March 31, 2023. Our executive officers are appointed by, and serve at the discretion of, our board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Jeff Lawson	45	Co-Founder, Chief Executive Officer and Board Chair
Khozema Shipchandler	49	President, Twilio Communications(1)
Elena Donio	53	President, Twilio Data & Applications(2)
Dana Wagner	47	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Aidan Viggiano	44	Chief Financial Officer(3)
(1)	Mr. Shipchandler served as our Chief Operating Officer from October 27, 2021 to March 1, 2023, at which time he became President, Twilio Communications.
(2)	Ms. Donio served as our President of Revenue from May 4, 2022 to March 1, 2023, at which time she became President, Twilio Data & Applications.
(3)	Ms. Viggiano was appointed as our Chief Financial Officer effective March 1, 2023.
Jeff Lawson. See the section titled “Board of Directors and Corporate Governance—Directors—Continuing Directors” for Mr. Lawson’s biographical information.
Khozema Shipchandler. Mr. Shipchandler has served as our President, Twilio Communications since March 2023. Previously, Mr. Shipchandler served as our Chief Operating Officer from 2021 to 2023 and our Chief Financial Officer from 2018 to 2021. From 2015 to 2018, Mr. Shipchandler served as Chief Financial Officer and Executive Vice President of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric, including as Chief Financial Officer, Middle East, North Africa and Turkey from 2011 to 2013. Mr. Shipchandler holds a B.A. in English and Biology from Indiana University Bloomington.
Elena Donio. Ms. Donio has served as our President, Twilio Data & Applications since March 2023. Previously, Ms. Donio served as our President of Revenue from 2022 to 2023 and as a member of our board of directors from 2016 to 2022. From 2016 to 2020, Ms. Donio served as Chief Executive Officer at Axiom Global, a leading provider of tech-enabled legal services. From 1998 to 2016, Ms. Donio served in several roles at Concur Technologies, Inc. (acquired by SAP SE in 2014), a business travel and expense management software company, including as President, Executive Vice President and General Manager of Worldwide Small and Mid-Sized Businesses. From 1995 to 1997, Ms. Donio served as Senior Manager at Deloitte Consulting LLP, a professional services firm. From 1992 to 1995, Ms. Donio served as Senior Consultant at Andersen Consulting LLP, a business consulting firm. Ms. Donio holds a B.A. in Economics from the University of California, San Diego.
Dana Wagner. Mr. Wagner has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since December 2021. From 2018 to 2021, Mr. Wagner served as the Chief Legal Officer of Impossible Foods Inc., a company that develops plant-based substitutes for meat products. From 2018 to 2020, he was an Adjunct Professor at Northwestern University, and he has taught and lectured at Berkeley Law periodically since 2019. From 2011 to 2016, Mr. Wagner served as General Counsel of Square, Inc. (now Block, Inc.), a financial technology company. From 2007 to 2011, Mr. Wagner served in various positions at Google Inc., a multinational technology company, where he oversaw the antitrust and competition legal practice, and prior to 2007, he held various positions in the U.S. Department of Justice. Mr. Wagner holds a B.A. in Comparative Literature and Economics from the University of California, Berkeley, and a J.D. from Yale Law School.
Aidan Viggiano. Ms. Viggiano has served as our Chief Financial Officer since March 2023. Previously, Ms. Viggiano served as our Senior Vice President of Finance from 2021 to 2023 and as our Vice President of Corporate Finance from 2019 to 2021. From 2003 until 2019, Ms. Viggiano served in a variety of finance leadership positions at General Electric, including, most recently, in Investor Relations from 2018 to 2019, and as Chief of Staff to the Chief Financial Officer from 2012 until 2017. Ms. Viggiano holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.
32  Twilio Inc. 2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our named executive officers. During 2022, these individuals were:
•	Jeff Lawson, Co-Founder, Chief Executive Officer and Board Chair
•	Khozema Shipchandler, Chief Operating Officer(1)
•	Elena Donio, President of Revenue(2)
•	Eyal Manor, Chief Product Officer(3)
•	Dana Wagner, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
(1)	Mr. Shipchandler served as our Chief Operating Officer from October 27, 2021 to March 1, 2023, at which time he became President, Twilio Communications.
(2)	Ms. Donio served as our President of Revenue from May 4, 2022 to March 1, 2023, at which time she became President, Twilio Data & Applications.
(3)	Mr. Manor resigned as Chief Product Officer effective February 28, 2023.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2022. It also provides an overview of our executive compensation philosophy and objectives. Finally, it discusses how our compensation and talent management committee arrived at the specific compensation decisions for our executive officers, including our named executive officers, for 2022, including the key factors that our compensation and talent management committee considered in determining their compensation.
Executive Summary
Business Overview
We enable businesses of all sizes and across numerous industries to revolutionize how they engage with their customers. Our leading customer engagement platform comprises a suite of flexible software and communications solutions that allow businesses to deliver seamless, trusted and engaging customer experiences at scale. We have seen escalating enthusiasm for our offerings as businesses have increasingly prioritized delivering, and their customers have increasingly come to expect personalized experiences through digital communication channels. Such experiences require businesses to understand their customers on a deep level, with a comprehensive view of their customers across multiple digital touchpoints, that reveals what their needs are and which communications methods they prefer. Our platform, which uniquely combines our highly customizable communications APIs with leading customer data management capabilities, allows businesses to break down data silos and build a comprehensive single source for their customer data organized into unique profiles and easily accessible by all of their business teams.
Our customer engagement platform empowers businesses to create the tailored solutions needed to engage their customers at every step of the customer journey through real-time, relevant, personalized communications over the customers’ preferred communication channels. With our platform, businesses can personalize every transaction with real-time data, build lasting loyalty, reduce customer acquisition costs and increase customer lifetime value. Our customized software products are designed to address specific use cases, including our customer data platform, virtual contact centers, personalized yet scalable marketing campaigns and advanced account security systems. Our leading communications solutions, including our APIs, are highly customizable and enable developers to embed numerous forms of voice, messaging, and email interactions into their customer-facing applications. Our platform is designed to support all of the most important ways people communicate through technology and our global infrastructure is capable of supporting virtually any business at scale.
Twilio Inc. 2023 Proxy Statement  33

Executive Compensation
2023 Reorganization and Executive Transitions
In February 2023 we announced that, moving forward, we will operate as two separate business units: Twilio Communications and Twilio Data & Applications (the “2023 Reorganization”). We believe that this strategic realignment will enable us to better execute on the key priorities for each side of our business—driving efficiencies for Communications and accelerating growth for Data & Applications—while accounting for each business unit’s unique economic, customer and product needs. While we believe that the 2023 Reorganization best positions each business unit to execute its respective financial goals with more focus and independence, we also believe that the business units are complementary. Our Data & Applications business benefits from our Communications’ business’s communications platform and its substantial active customer base. Our success in Data & Applications also drives more intelligence for our Communications products. Together, they address adjacent buyers and related problems that our customers have. With this strategic realignment, we believe we are well-positioned to achieve our long-term plan of creating the market-leading customer engagement platform.
In connection with the 2023 Reorganization, we appointed Elena Donio as President, Twilio Data & Applications, and Khozema Shipchandler as President, Twilio Communications, in each case effective March 1, 2023. Prior to these changes, Ms. Donio had been serving as our President of Revenue since May 2022, and Mr. Shipchandler had been serving as our Chief Operating Officer since October 2021. We also appointed Aidan Viggiano as our Chief Financial Officer, effective March 1, 2023. Prior to her appointment, Ms. Viggiano had been serving as our Senior Vice President of Finance.
Additionally, Eyal Manor resigned from his position as our Chief Product Officer, effective February 28, 2023.
2022 Performance Highlights
In 2022, we continued to grow revenue and diversify our business, both internationally and across different customer sizes. Our 2022 financial and operational highlights include the following:
•	Revenue of $3.83 billion, up 35% year-over-year. Organic revenue growth was 30% year-over-year.(1)
•	GAAP loss from operations of $1.2 billion, compared with GAAP loss from operations of $915.6 million in 2021.
•	Non-GAAP loss from operations of $4.5 million, compared with non-GAAP income from operations of $2.5 million in 2021.(1)
•	More than 290,000 Active Customer Accounts as of December 31, 2022, compared to more than 256,000 Active Customer Accounts as of December 31, 2021.(1)
(1)
Active Customer Accounts is an operational metric, and organic revenue growth and non-GAAP income (loss) from operations are non-GAAP financial measures. Please refer to Appendix A of this proxy statement for their definitions and a reconciliation of organic revenue growth and non-GAAP income (loss) from operations to their most directly comparable GAAP measures.

2022 Executive Compensation Program Highlights
Our compensation and talent management committee took the following key actions with respect to the compensation of our named executive officers for 2022:
•
Base Salary. Consistent with the recommendation of our Chief Executive Officer, our compensation and talent management committee did not increase the base salaries of any of our continuing named executive officers from their 2021 levels.

•
Long-Term Incentive Compensation. We granted ongoing long-term incentive compensation opportunities to our named executive officers consisting of both RSUs (which are subject to time-based vesting) and performance-based restricted stock units (“PSUs”). RSUs and PSUs may be settled for shares of our Class A common stock. Consistent with the feedback received from stockholders during our outreach efforts, the issuance of PSUs reflects our compensation and talent management committee’s implementation of a performance-based equity program in 2022 to promote a pay-for-performance culture.

•	No Annual Cash Bonus Program. We did not maintain a formal, broad-based, annual cash bonus plan for any of our executive officers, including our named executive officers.
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Executive Compensation
Executive Compensation Policies and Practices
We believe our executive compensation program is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers with the goal of aligning their interests with those of our stockholders. The annual compensation of our executive officers, including our named executive officers, varies from year to year based on our corporate financial and operational results and individual performance. While we do not determine either contingent (“variable”) or “fixed” pay for each named executive officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, our executive compensation program heavily emphasizes “variable” pay over “fixed” pay.
In 2022, the majority of the target total direct compensation of our named executive officers consisted of variable pay in the form of long-term incentive compensation opportunities. The following charts show the percentages of target variable pay versus target fixed pay for our Chief Executive Officer and our other named executive officers in 2022.

CEO
Target Pay Mix

1%
24%
75%
Base Salary
Time-Based RSUs
Performance-Based RSUs

Average Other Named
Executive Officer Target Pay Mix

7%
3%
46%
44%
Base Salary
Time-Based RSUs
Performance-Based RSUs
Stock Options

We believe that this approach provides balanced incentives for our executive officers to drive our financial performance and create long-term stockholder value. See the section titled “Individual Compensation Elements” for information about the principal elements of our executive compensation program, and the purposes for each element.
Twilio Inc. 2023 Proxy Statement  35

Executive Compensation
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our compensation and talent management committee evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO	WHAT WE DON’T DO
Use a Pay-for-Performance Philosophy.
The vast majority of our executive officers’ target total direct compensation is delivered in the form of equity and therefore directly linked to the performance of our stock price; in 2022, we also introduced PSUs to incentivize the achievement of corporate growth objectives.
Compensation “At Risk.”
Our executive compensation program is designed so that the vast majority of our executive officers’ target total direct compensation is equity-based, and therefore “at risk,” to align the interests of our executive officers and stockholders.
“Double-Trigger” Change-in-Control Arrangements. Change-in-control arrangements for executive officers require both a change in control and a qualifying termination of employment before payments and benefits are paid.
Maintain an Independent Compensation and Talent Management Committee.
Our compensation and talent management committee consists solely of independent, non-employee directors.
Retain an Independent Compensation Advisor.
Our compensation and talent management committee has engaged its own independent compensation advisor to provide information, analysis and other advice on executive compensation independent of management.
Annual Executive Compensation Review.
Our compensation and talent management committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative and benchmarking purposes.
Annual Compensation-Related Risk Assessment.
Our compensation and talent management committee reviews, on an annual basis, our compensation-related risk profile.
Stock Ownership Policy.
We maintain a robust stock ownership policy for our Chief Executive Officer, our other named executive officers and the non-employee members of our board of directors.

No Additional Retirement Plans.
We do not currently offer pension arrangements, nonqualified deferred compensation arrangements or retirement plans to our executive officers other than a 401(k) retirement plan for which we make matching contributions that is generally available to all our U.S. employees.
No Short-Term Cash Bonus Program or Guaranteed Bonuses.
We did not maintain a formal, broad-based cash bonus program for our executive officers in 2022, nor do we provide guaranteed bonuses to our executive officers.
Limited Perquisites or Other Personal Benefits.
We provide limited perquisites and other personal benefits to our executive officers, which, in 2022, included limited personal security protection for our Chief Executive Officer.
Limited Tax Payments on Perquisites. Except as otherwise specified, we generally do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.
No Excise Tax Payments on Future Post-Employment Compensation Arrangements.
We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our company.
No Hedging.
We prohibit our employees, including our executive officers, and the non-employee members of our board of directors from engaging in hedging transactions or certain derivative transactions relating to our securities.
No Pledging.
We prohibit our executive officers and the non-employee members of our board of directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
No Special Welfare or Health Benefits.
We do not provide our executive officers with any special welfare or health benefit programs, and participation in the employee programs that are standard in our industry sector is on the same basis as all of our full-time employees.

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Executive Compensation
Annual Say-on-Pay Vote on Executive Compensation
Our board of directors has elected to hold an advisory vote on executive compensation on an annual basis (the “Say-on-Pay Vote”), thereby giving our stockholders the opportunity to provide feedback on the compensation of our named executive officers each year. As reported in our current report on Form 8-K filed with the SEC on June 23, 2022, approximately 89% of the votes cast on the proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement. We will be conducting our annual Say-on-Pay Vote as described in Proposal No. 3 of this proxy statement at the Annual Meeting. The next Say-on-Pay Vote will be held at our 2024 Annual Meeting of Stockholders.
Commitment to Stockholder Engagement
As we manage our business with a focus on continued innovation and growth, we recognize that our compensation program must balance stockholder perspectives with our ability to retain and attract the highest caliber of talent to help facilitate profitable growth at scale. Our board of directors and our compensation and talent management committee value the stockholder perspectives we receive, through direct engagement as well as through voting decisions, including our annual Say-on-Pay Vote at our annual stockholder meetings, and the compensation-related feedback we receive from stockholders is an important component that informs the compensation and talent management committee’s decision-making process when reviewing our executive compensation programs each year.
We have established a robust stockholder engagement program to help us better understand the perspectives of our stockholders. In 2022, in addition to our standard engagement with stockholders throughout the year, including outreach to institutional stockholders representing a majority of our shares outstanding, we conducted meetings with several of our large stockholders, with participation from our management team and certain members of our board of directors, including Ms. Rottenberg, the chair of our nominating and corporate governance committee, and Mr. Immelt, the chair of our compensation and talent management committee, on topics ranging from compensation strategy to ESG, including board structure and corporate governance. This feedback was communicated to senior management, our board of directors and the relevant committees for consideration in their decision making.
The 2022 executive compensation program was implemented in early 2022. At that time, the compensation and talent management committee, in connection with input from our full board of directors, determined that our concentration on equity compensation, particularly through the issuance of awards of RSUs and PSUs, was aligned with long-term stockholder value. Our compensation and talent management committee introduced performance-based equity awards, in the form of PSUs, into our executive compensation program in 2022 to promote a pay-for-performance culture in response to feedback we received from stockholders during outreach efforts in 2021. Our compensation and talent management committee continues to assess our incentive compensation practices in light of our continued growth and maturation as well as discussions with stockholders.
In addition to the introduction of performance-based equity awards, we have made other enhancements to our governance practices in direct response to stockholder feedback from our engagement program. For example, in March 2022 we amended our Stock Ownership Policy to increase the number of shares of our common stock that (i) each non-employee director is required to hold to a number of shares equal in value to five times the Annual Board Retainer (increased from four times the Annual Board Retainer), (ii) our Chief Executive Officer is required to hold to a number of shares that is six times such Chief Executive Officer’s annual base salary (increased from five times such salary), and (iii) each of our other executive officers are required to hold to three times such officer’s annual base salary (increased from one time such salary). We believe that these changes, have advanced our compensation practices and governance in a manner that both benefits stockholders and continues to align with our strategy and pay philosophy.
Executive Compensation Philosophy
We operate in an extremely competitive market where there is substantial and continuous competition for leadership with the experience and skill to lead in a dynamic and innovative industry. Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance and aligning the compensation of our executive officers with the long-term interests of our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:
•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success; and
Twilio Inc. 2023 Proxy Statement  37

Executive Compensation
•
provide compensation packages to our executive officers that are competitive and reward the achievement of our business objectives; and effectively align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Because we have not historically had a cash bonus program for our executive officers, generally, our compensation and talent management committee has sought to set base salaries at the higher end of the competitive market range to provide what it believes to be reasonable cash compensation levels to attract and retain our executive officers. Further, our compensation and talent management committee tends to weight the target total direct compensation opportunities of our executive officers more heavily towards equity compensation. We understand the importance of linking the individual performance of our executive officers and the financial and operational performance of our company to our overall executive compensation program. We believe our strong focus on, and heavy weighting toward, equity compensation, as well as the introduction of PSUs in 2022, supports that philosophy and has worked to align our executive compensation with the interests of our stockholders. We continue to review the current equity compensation trends as well as the feedback from our stockholders in regard to our executive compensation program.
Evolving our Executive Compensation Program
Prior to 2022, our executive compensation programs primarily centered around three vehicles: cash salaries, RSUs and stock options, with the majority of our executive compensation paid through equity in the form of RSUs and stock options. We believed that RSUs provided a strong equity vehicle with retentive value, while stock options served as a performance-based incentive as our executives would only realize monetary value from these awards if there was an increase in the company’s stock price above the exercise price of the stock option awards. We did not feel the need to tie explicit performance-based metrics to these vehicles.
Over the course of 2021, we continued to engage with our stockholders and seek their feedback on our executive compensation practices. The opinions of our various stockholders were quite diverse, but mostly supportive of our use of equity as a compensation vehicle. However, a consistent theme from our stockholders was a desire to see more direct performance linkage to executive compensation. The compensation and talent management committee reviewed this feedback and evaluated ways to strengthen the pay-for-performance linkage. In determining compensation for 2022, the compensation and talent management committee’s goal was to balance our stockholders’ desire for direct performance linkage to compensation with executive motivation and incentives. As a result, in 2022, we decided to move away from stock options as our performance-based equity component for our continuing executives, and instead use PSUs that would only provide value if performance-based metrics were satisfied. We tied the vesting of these PSUs to the achievement of business metrics that were most important for our company, those being a combination of multi-year organic revenue growth and non-GAAP income from operations goals.
Oversight of Executive Compensation
Role of the Compensation and Talent Management Committee
Our compensation and talent management committee discharges many of the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers, and the non-employee members of our board of directors (as described further in “Board of Directors and Corporate Governance—Non-Employee Director Compensation” above). Our compensation and talent management committee has overall responsibility for overseeing our compensation structure, policies and programs generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers. Our compensation and talent management committee also oversees the annual evaluation of our executive officers, including our named executive officers, for the prior year and has the authority to retain, and has retained, an independent compensation consultant to provide support to the committee in its review and assessment of our compensation programs.
Compensation-Setting Process
Our compensation and talent management committee determines the target total direct compensation opportunities for our executive officers, including our named executive officers. Our compensation and talent management committee does not use a single method or measure in developing its recommendations, nor does it establish one specific target for the total direct compensation opportunities of our executive officers. Rather, our compensation and talent management committee generally begins its deliberations on cash and equity compensation by considering competitive market data regarding compensation amounts and
38  Twilio Inc. 2023 Proxy Statement

Executive Compensation
practices with an intent to weight compensation more heavily towards equity compensation. Our compensation and talent management committee does not target a specific percentile of compensation, but instead considers the market data, along with the factors below, to determine an executive’s compensation with no specific weight given to any particular factor.
When formulating its recommendations for the amount of each compensation element and approving each compensation element and the target total direct compensation opportunity for our executive officers, our compensation and talent management committee considers the following factors:
•	our performance against the financial and operational objectives established by our compensation and talent management committee and our board of directors;
•	our financial performance relative to our compensation peer group;
•	the compensation levels and practices of our compensation peer group;
•
each individual executive officer’s skills, experience and qualifications relative to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•	our desire to retain experienced and talented executives in a highly competitive market;
•	the scope of each individual executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and ability to work as part of a team, all of which reflect our core values;

•	compensation parity among our individual executive officers; and
•	the recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable. Our compensation and talent management committee reviews the base salary levels and long-term incentive compensation opportunities of our executive officers, including our named executive officers, each year at the beginning of the year, or more frequently as warranted. Long-term incentive compensation is granted on a regularly-scheduled basis, as described in “Other Compensation Policies and Practices—Equity Awards Grant Policy” below.
Role of Chief Executive Officer
In discharging its responsibilities, our compensation and talent management committee consults with members of our management, including our Chief Executive Officer. Our management assists our compensation and talent management committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. Our compensation and talent management committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers, other than with respect to his own compensation.
Our compensation and talent management committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers, including our other named executive officers. Our Chief Executive Officer recuses himself from all deliberations and determinations regarding his own compensation.
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Executive Compensation
Role of Compensation Consultant
Our compensation and talent management committee engages an external independent compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2022, our compensation and talent management committee engaged Compensia as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, the selection of our compensation peer group, and data analysis. For 2022, the scope of Compensia’s engagement included:
•	researching, developing and reviewing our compensation peer group;
•	reviewing and analyzing the compensation for our executive officers, including our named executive officers;
•	reviewing and providing input on the Compensation Discussion and Analysis section of our proxy statement for our 2022 annual meeting of stockholders;
•	reviewing and analyzing the compensation of the non-employee members of our board of directors;
•	reviewing short-term and long-term incentive compensation practices and considerations;
•	advising on executive severance and change in control practices;
•	reviewing our executive compensation philosophy;
•	conducting a compensation risk assessment; and
•	supporting other ad hoc matters throughout the year.
The terms of Compensia’s engagement included reporting directly to our compensation and talent management committee and to the chair of our compensation and talent management committee. Compensia also coordinated with our management for data collection and job matching for our executive officers and provided data and analyses in connection with the review of our equity strategy. In 2022, Compensia did not provide any other services to us. In March 2022, our compensation and talent management committee evaluated Compensia’s independence pursuant to the NYSE Listing Standards and the relevant SEC rules and determined that no conflict of interest had arisen as a result of the work performed by Compensia.
Use of Market Data
For purposes of comparing our executive compensation against the competitive market, our compensation and talent management committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of industry, revenue and market capitalization.
Our compensation and talent management committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group, and input from its compensation consultant.
In developing the compensation peer group for 2022, the following criteria were evaluated in identifying comparable companies:
•	similar industry and competitive market for talent;
•	within a range of 0.5x to 2.0x of our projected revenue for the following four fiscal quarters (as of August 2021); and
•	within a range of 0.33x to 4.0x of our then-market capitalization.
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In September 2021, the compensation and talent management committee reviewed our compensation peer group and, upon the recommendation of its compensation consultant, taking into consideration the criteria noted above as well as merger and acquisition activity within the peer group, added Adobe Inc., Block, Inc. (formerly Square), CrowdStrike Holdings, Inc., Salesforce, Inc., Snap Inc. and Snowflake Inc. to the compensation peer group and removed Coupa Software Incorporated, Slack Technologies, Inc. and VeriSign, Inc. The peer group for 2022, which was approved by the compensation and talent management committee in September 2021, consisted of the following companies:
Adobe Inc.	DocuSign, Inc.	RingCentral, Inc.	Splunk Inc.
Ansys, Inc.	Fortinet, Inc.	Salesforce, Inc.	Synopsys, Inc.
Arista Networks, Inc.	Intuit Inc.	ServiceNow, Inc.	The Trade Desk, Inc.
Autodesk, Inc.	Okta, Inc.	Shopify Inc.	Veeva Systems Inc.
Block, Inc.	Palo Alto Networks, Inc.	Snap Inc.	Workday, Inc.
CrowdStrike Holdings, Inc.	Paycom Software, Inc.	Snowflake Inc.	Zoom Video Communications, Inc.
Our compensation and talent management committee uses data drawn from our compensation peer group, as well as data from the Radford Global Technology executive compensation survey (the “Radford Survey”), to evaluate the competitive market when formulating its recommendation for the total direct compensation packages for our executive officers, including base salary and long-term incentive compensation opportunities. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.
In addition, subsets of the Radford Survey were incorporated into the competitive assessment prepared by Compensia and used by our compensation and talent management committee to evaluate the compensation of our executive officers. Specifically, our compensation and talent management committee received a custom report of survey results reflecting only companies from our compensation peer group in addition to survey results tailored solely based on revenue. The Radford Survey data supplements the compensation peer group data and provides additional information for our named executive officers and other executive positions for which there is less comparable public data available.
Individual Compensation Elements
In 2022, the principal elements of our executive compensation program, and the purposes for each element, were as follows:
Element	Compensation Element	Objective
Base Salary	Cash	Attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance.
Long-Term Incentives	Equity awards generally in the form of RSUs and PSUs
Align the interests of executive officers and stockholders by motivating our executive officers to achieve corporate growth goals and long-term stockholder value creation. Strengthens pay-for-performance and enhances retention.

Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly talented individuals.
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Using the competitive market data provided by its compensation consultant, our compensation and talent management committee reviews and develops recommendations for adjusting the base salaries for each of our executive officers, including our named executive officers, as part of its annual executive compensation review. In addition, the base salaries of our executive officers may be adjusted by our compensation and talent management committee in the event of a promotion or significant change in responsibilities.
Generally, our compensation and talent management committee sets base salaries taking into consideration the base salary ranges paid by our compensation peer group and applicable executive compensation survey data. Since our initial public offering, we have evaluated the base salaries of our executive officers in the context of establishing their total cash compensation at levels that are consistent with the target total cash compensation of executive officers holding comparable positions at public companies. In 2022, consistent with the recommendation of our Chief Executive Officer, our compensation and talent management committee determined to maintain the 2022 base salaries at 2021 levels for all of our executive officers. In making this decision, our compensation and talent management committee considered our current target total cash compensation position of our executive officers against levels of public companies in our industry, including our decision to forego the adoption of an annual cash bonus program, as well as the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above, and determined that the cash salaries for our executive officers (other than our Chief Executive Officer) were appropriately aligned with our desired market positioning. Our Chief Executive Officer requested that his cash salary also be maintained at 2021 levels.
The base salaries of our named executive officers for 2021 and 2022 were as follows:
Named Executive Officer	2021 Base Salary	2022 Base Salary
Jeff Lawson	$134,000	$134,000
Khozema Shipchandler	$1,100,000	$1,100,000
Elena Donio(1)	—	$1,000,000
Eyal Manor	$900,000	$900,000
Dana Wagner	$600,000	$600,000
(1)
Ms. Donio resigned from our board of directors and joined us as President of Revenue in May 2022; her base salary was established at that time. Ms. Donio’s prorated salary for 2022 is reflected in her salary compensation in the “Summary Compensation Table” below.

The actual base salaries paid to our named executive officers in 2022 are set forth in the “Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our named executive officers, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted by our compensation and talent management committee on a regularly-scheduled basis, as described in “Other Compensation Policies and Practices—Equity Awards Grant Policy” below. Unless otherwise indicated, all equity awards are settleable for shares of our Class A common stock. The amount and forms of such equity awards are determined by our compensation and talent management committee after considering the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities that are competitive with the compensation opportunities offered by the companies in our compensation peer group and Radford Survey data for similar roles and positions for each of our executive officers, taking into consideration the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above.
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2022 Annual Equity Awards
Historically, 50% of the annual value of equity awards issued to our executive officers were in the form of time-based stock options, and the other 50% of the annual value of such awards were in the form of time-based RSUs. However, in 2022, after reviewing current market practices and considering our emphasis on rewarding performance, our compensation and talent management committee determined that the annual equity awards to be granted to our then-executive officers should generally be a mix of time-based RSUs and PSUs, with approximately 25% of the annual value of equity awards being in the form of time-based RSUs (the “2022 Annual RSUs”) and approximately 75% of the of the annual award value of such awards would be in the form of PSUs (the “2022 Annual PSUs”).
In determining the size of the individual grants to our executive officers, our compensation and talent management committee considered the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above, while also considering the structure of the new PSUs. In designing the program, our compensation and talent management committee considered the current value and retentive features of our executive officers’ outstanding equity given recent market volatility within our industry and our recent stock price performance. After considering these factors, our compensation and talent management committee granted equity awards to our executive officers in 2022 that were larger than the annual awards we have historically granted, with a front-loaded multi-year performance component, that were designed to bring the value of each executive’s unvested holdings to approximately 100% of a typical new hire award to provide meaningful retentive and incentive value, as well as to deliver appropriate compensation over a multi-year period based on the achievement of corresponding multi-year financial objectives. The compensation and talent management committee will continue to assess our incentive compensation structure in future award cycles in light of market conditions and our stock price performance.
The following table sets forth the 2022 Annual RSUs and 2022 Annual PSUs that our compensation and talent management committee granted in March 2022 to Messrs. Lawson, Shipchandler, Manor and Wagner as part of its annual executive compensation review.
Named Executive Officer	RSUs (number of shares)	PSUs (number of shares at target performance)	Aggregate Grant Date Fair Value ($)(1)
Jeff Lawson	75,044	237,639	49,228,812
Khozema Shipchandler	43,776	137,580	28,552,689
Eyal Manor	43,776	137,580	28,552,689
Dana Wagner(2)	18,761	62,537	12,799,557
(1)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs, PSUs and stock options granted to the named executive officer in 2022, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that may be realized from such awards. The amounts reported for the RSUs were calculated using the closing price of our Class A common stock on the date of grant. The amounts reported for the PSUs assume the probable outcome of the applicable performance conditions on the date of grant (i.e., based on 100% of target level performance) and are estimated using the closing price of our Class A common stock on the date of grant. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023.

(2)	Excludes the award issued to Mr. Wagner in January 2022 in connection with his hiring. See “2022 Additional Executive Officer Awards” for more information on such award.
2022 Annual RSUs
We believe time-based RSUs, which comprised approximately 25% of our 2022 long-term incentive awards, provide a strong retention incentive for our executive officers, provide a moderate reward for growth in the value of our Class A common stock and, because they use fewer shares than stock options, are less dilutive to our stockholders. In order to balance retention and incentive dynamics, the 2022 Annual RSUs vest over four years, with 33% vesting in equal quarterly installments between the first and second anniversaries of January 1, 2022, 33% vesting in equal quarterly installments between the second and third anniversaries of January 1, 2022 and 34% vesting in equal quarterly installments between the third and fourth anniversaries of January 1, 2022, subject to the executive’s continued employment with us through each such vesting date.
Additionally, we award time-based RSUs from time to time for recruiting and retention. For more information about the 2022 New Hire RSUs (as defined below) issued to Ms. Donio and Mr. Wagner, see “2022 Additional Executive Officer Awards” below.
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2022 Annual PSUs
We believe PSUs, which comprised approximately 75% of our 2022 long-term incentive awards, provide a retention incentive for our executive officers, align our executive officers’ compensation with the achievement of corporate growth objectives and, because they use fewer shares than stock options, are less dilutive to our stockholders.
The 2022 Annual PSUs were designed as a triennial program, with the PSUs front-loaded to cover three years of grant value in 2022, and the size of the annual equity awards to be granted in 2023 and 2024 are expected to be proportionately lower than a typical annual award. Our compensation and talent management committee determined that the value of these awards was appropriate and necessary to sufficiently reward exceptional performance, to motivate our executive officers for continued effort to create value for our stockholders, to link executive compensation to the achievement of multi-year company objectives and to help ensure retention in a competitive market. The 2022 Annual PSUs, representing approximately 75% in value of each of the annual equity awards, vest over a three-year period based on the achievement of certain goals over specified performance periods, including organic revenue growth and, for the fiscal year 2023 and 2024 performance periods, non-GAAP income from operations, and are intended to further align the interests of our named executive officers and our stockholders. The compensation and talent management committee evaluated multiple potential metrics when determining which performance targets to use for the PSU program, including internal financial and operational metrics as well as external stock return metrics, and ultimately concluded that organic revenue growth and non-GAAP income from operations were the most appropriate measures. By delivering these awards in the form of PSUs, we believe our executives are incentivized to both deliver strong business results and to maintain or increase the value of our company in order to realize the intended value from the shares of Class A common stock underlying the awards upon vesting.
The PSU awards granted to our named executive officers in 2022 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.
2022 PSU Performance Measures
The first tranche of the 2022 Annual PSUs were scheduled to vest if the minimum organic revenue growth threshold was achieved for 2022 and the payout was based on the organic revenue growth achieved for 2022, with the payout interpolated for performance between threshold, target and maximum performance. The second and third tranches will vest if both (i) the minimum organic revenue growth threshold and (ii) the non-GAAP income from operations threshold are achieved for 2023 and 2024, respectively. If the annual organic revenue growth is below the threshold for such year, the related tranche will be forfeited. Additionally, in each of 2023 and 2024, if annual organic revenue growth for such year is above the threshold but the non-GAAP income from operations threshold is not achieved for the applicable year, the related tranche will be forfeited. Vesting of these PSUs may range between zero for below threshold performance and up to 200% of target based on levels of performance.
Our compensation and talent management committee determined that the value of these awards was appropriate and necessary to sufficiently reward exceptional performance, to motivate our executive officers for continued effort to create value for our stockholders, to link executive compensation to the achievement of multi-year company objectives and to help ensure retention in a competitive market.
2022 PSU Performance Period
For the fiscal year 2022 performance period for the 2022 Annual PSUs, the organic revenue growth payout levels were as follows:
Payout Level	Organic Revenue Growth(1)	Payout of (Percentage of Target Shares)*
Maximum	40%	200%
Target	30%	100%
Threshold	20%	50%
	<20%	0%
*	Will be interpolated for performance between discrete points.
(1)
Organic revenue growth is a non-GAAP financial measure. Please refer to Appendix A of this proxy statement for its definition and a reconciliation of organic revenue growth to its most directly comparable GAAP measure.

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Organic revenue growth for 2022 was 29.7%, which resulted in a 98.5% payout (of target) for the first tranche of the PSUs. Our compensation and talent management committee certified performance in February 2023, and the following number of shares of our Class A common stock were issued upon the vesting and settlement of the PSU awards of each of the following named executive officers:
Named Executive Officer	Number of Shares Earned
Jeff Lawson	78,023
Khozema Shipchandler	45,171
Eyal Manor	45,171
Dana Wagner	20,532
2023 and 2024 PSU Performance Periods
For the 2023 and 2024 performance periods for the 2022 Annual PSUs, the organic revenue growth levels are set forth below. Additionally, at least one dollar of non-GAAP income from operations must be achieved for 2023 and 2024, respectively. The 2023 and 2024 tranches will vest if both (i) the minimum organic revenue growth threshold and (ii) the non-GAAP income from operations threshold are achieved for 2023 and 2024, respectively. If the annual organic revenue growth is below the threshold for such year, the related tranche will be forfeited. Additionally, if annual organic revenue growth for such year is above the threshold but the non-GAAP income from operations threshold is not achieved for the applicable year, the related tranche will be forfeited.
Payout Level	Organic Revenue Growth(1)	Non-GAAP Income from Operations(1)	Payout of (Percentage of Target Shares)*
Maximum	40%	≥$1.00	200%
Target	30%	≥$1.00	100%
Threshold	20%	≥$1.00	50%
	<20%	≥$1.00	0%
*	Will be interpolated for performance between discrete points.
(1)
Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. Please refer to Appendix A of this proxy statement for their definitions and a reconciliation of organic revenue growth and non-GAAP income from operations to their most directly comparable GAAP measures.

2022 Additional Executive Officer Awards
In addition to the 2022 Annual RSUs and the 2022 Annual PSUs, our compensation and talent management committee also granted equity awards to certain newly hired executive officers in 2022.
In connection with her hiring as President of Revenue in May 2022, Ms. Donio received (i) a stock option to purchase 167,150 shares of our Class A common stock with a grant date fair value of $8,467,018 and (ii) 298,162 RSUs with a grant date fair value of $25,394,458. The shares subject to the stock option vest over four years in equal monthly installments, and the RSUs vest over four years, with 1/16th of the RSUs vesting on August 15, 2022 and the remaining RSUs vesting in equal quarterly installments, in each case subject to Ms. Donio’s continued employment with us. In determining the size of these awards, we referenced various external market compensation data and internal comparisons to ensure that the awards were appropriate both for the role and for an executive of Ms. Donio’s caliber in a highly competitive market. We believe that Ms. Donio’s stock options serve as a performance-based incentive because she will only receive value from these awards if there is an increase in the company’s stock price above the exercise price of the stock option awards.
On January 20, 2022, in connection with his hiring as Chief Legal Officer, Mr. Wagner received 63,291 RSUs with a grant date fair value of $12,752,504. The RSUs vest over four years, with 10.42% vesting on May 15, 2022, 6.25% vesting in equal quarterly installments over the next 14 quarters, and the final 2.08% vesting on February 15, 2026, subject to Mr. Wagner’s continued employment with us.
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The stock option issued to Ms. Donio is referred to as the “2022 New Hire Stock Option” and the RSUs issued to Ms. Donio and Mr. Wagner are referred to as the “2022 New Hire RSUs.” Please see “Summary Compensation Table,” “Grants of Plan-Based Awards Table” and “Employment Agreements or Offer Letters with Named Executive Officers” below for additional information.
On December 19, 2022, we entered into a letter agreement with Eyal Manor, our Chief Product Officer, pursuant to which we agreed to pay to Mr. Manor a cash bonus of $2,500,000, less applicable withholdings and deductions, for his past and ongoing contributions to us, subject to Mr. Manor’s continued employment through February 24, 2023. The letter agreement was amended and confirmed on February 2, 2023. The compensation and talent management committee determined to provide Mr. Manor with this one-time discretionary incentive for Mr. Manor’s extraordinary contributions to our company throughout 2022, including his efforts in restructuring our engineering operations, building a world-class team and increasing resiliency and stability of our platform, and to further incent Mr. Manor to continue his services with us during a critical transition period for our business and operations, including the 2023 Reorganization. Mr. Manor’s last day of employment with us was February 28, 2023.
Health and Welfare Benefits
Our executive officers, including our named executive officers, are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include our medical, dental and vision insurance and life and disability insurance plans. In structuring these benefit plans, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
In addition, we maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to the applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). In 2022, we matched 50% of the first 6% of contributions by plan participants, subject to annual contribution limits set forth in the Code. We have the ability to make discretionary contributions to the 401(k) plan but have not done so to date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, other than as described below for Mr. Lawson, we generally do not provide perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees or in other limited circumstances.
In 2022, consistent with the practices of many companies in our peer group, and based on ongoing assessments of risks and actual and credible threats made, we provided personal security services to Mr. Lawson on limited occasions to address safety concerns. The personal safety of our executive officers and directors, including Mr. Lawson and his family, is paramount, and we believe that the cost of the security measures is appropriate and necessary in certain circumstances given the risks associated with the visibility of Mr. Lawson’s position. We intend to evaluate these costs annually to determine whether they are a necessary and appropriate expense at the time. During 2022, the total incremental cost to us of the personal security services provided to Mr. Lawson was $9,500. Although we view these personal security services as necessary and appropriate business expenses, we reported the aggregate incremental cost related to personal security for Mr. Lawson in the “All Other Compensation” column of the Summary Compensation Table below.
During 2022, none of our other named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for such individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances.
Post-Employment Compensation Arrangements
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. In connection with our initial public offering in 2016, we adopted an executive severance plan (as amended and restated in June 2017, the “Amended and Restated Executive Severance Plan”) to provide more standardized severance payments and benefits to our executive officers. In March 2018, we divided our
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Amended and Restated Executive Severance Plan into three separate plans. In February 2023, we further amended our CEO Severance Plan and adopted a fourth separate plan, the Senior Executive Severance Plan. Our four plans currently apply to our Chief Executive Officer (the “CEO Severance Plan”), our senior executive officers (the “Senior Executive Severance Plan” and, together with our CEO Severance Plan, the “Executive Severance Plans”) our key executive officers and senior vice-president level employees (the “Key Executive Severance Plan”) and our vice president-level employees (the “VP Severance Plan”). Our Chief Executive Officer participates in the CEO Severance Plan and our other current named executive officers participate in the Senior Executive Severance Plan.
The Executive Severance Plans, as discussed in more detail in “Potential Payments Upon Termination or Change in Control—Executive Severance Plans” below are designed to help ensure the continued service of key executive officers in the event of a potential acquisition, to provide reasonable compensation to executive officers who leave our employ under specified circumstances and to align the interests of our executive officers and our stockholders when considering our long-term future.
We believe that the severance payments and benefits provided to our executive officers under the Executive Severance Plans are appropriate in light of the post-employment compensation protections available to similarly-situated executive officers at companies in our compensation peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
We also believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. In order to encourage them to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with the opportunity to receive additional severance protections during a change in control protection period. In addition, we provide additional payment and benefit protections if a named executive officer voluntarily terminates employment with us for good reason, because we believe that a voluntary termination of employment for good reason is essentially equivalent to an involuntary termination of employment by us without cause. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing potential corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
To protect our interests, we require all participants of the Executive Severance Plans to sign a standard form of general release in favor of us prior to receiving any severance payments or benefits under the applicable plan.
In addition, under the Executive Severance Plans, all payments and benefits provided in the event of a change in control of our company are payable only if there is a qualifying loss of employment by a named executive officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of our company and to avoid windfalls, both of which could occur if the vesting of equity awards accelerated automatically as a result of the transaction.
We do not provide excise tax payments (or “gross-ups”) relating to a change in control of our company and have no such obligations in place with respect to any of our named executive officers.
For detailed descriptions of the post-employment compensation arrangements we maintain with our named executive officers, as well as an estimate of the potential payments and benefits payable to our named executive officers under their post-employment compensation arrangements, see “Employment Agreements or Offer Letters with Named Executive Officers” and “Potential Payments Upon Termination or Change in Control” below.
Other Compensation Policies and Practices
Equity Awards Grant Policy
Under our Amended and Restated Equity Award Grant Policy, we generally grant equity awards on a regularly scheduled basis to enhance the effectiveness of our internal control over our equity award grant process and to alleviate several of the burdens related to accounting for such equity awards, as follows:
•
Any grants of equity awards made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made, if at all, regularly (either monthly or quarterly) and will be effective on the date such grant is

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approved by our board of directors or our compensation and talent management committee or such future date as is approved by our board of directors or our compensation and talent management committee. In no event will the effective date of an equity award made in conjunction with the hiring of a new employee precede the first date of employment.
•
Any grants of equity awards to existing employees (other than in connection with a promotion) will generally be made, if at all, on an annual or quarterly basis. Any such annual or quarterly grant will be effective on the date on which such grant is approved or such future date as is approved by our board of directors or our compensation and talent management committee.

•
All equity awards will be priced on the effective date of the award. The exercise price of all stock options will be equal to the closing market price on the NYSE of one share of our Class A common stock on the effective date of grant, or, if no closing price is reported for such date, the closing price on the last day preceding such date for which a closing price is reported. If the grant of restricted stock, RSUs or PSUs is denominated in dollars, the number of shares of restricted stock, RSUs or PSUs that are granted will generally be calculated by dividing the dollar value of the approved award by the average closing market price on the NYSE of one share of our Class A common stock over the trailing 30-day period ending five business days immediately prior to the effective date of grant, with such total number of shares to be granted per recipient rounded up to the nearest whole share.

•
Our board of directors or our compensation and talent management committee may delegate to a committee comprising at least two of our executive officers all or part of the authority with respect to the granting of certain equity awards to employees (other than to such delegates), subject to certain limitations and requirements. Our board of directors and compensation and talent management committee have currently delegated authority to a subcommittee to allow any two of our Chief Financial Officer or Principal Financial Officer, Chief People Officer, Chief Legal Officer and Senior Vice President, Finance, to grant, without any further action required by the compensation and talent management committee, equity awards to all employees who are designated as senior directors or below and are not members of the subcommittee or executive officers. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved from time to time by the compensation and talent management committee. As part of its oversight function, the compensation and talent management committee will review the list of grants made by the subcommittee at each regularly scheduled in-person meeting.

Death Equity Acceleration Policy
In December 2020, the compensation and talent management committee approved a policy providing that upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries, any then outstanding equity awards held by the individual that vest solely based on continued employment or service will automatically receive two years of supplemental vesting. The policy applies both to awards granted prior to the adoption of the policy, as well as awards granted thereafter.
Policy Prohibiting Hedging and Pledging of Equity Securities
Our Amended and Restated Policy on Insider Trading and Disclosure (our “Insider Trading Policy”) prohibits our employees, including our executive officers, and the non-employee members of our board of directors from engaging in any short sale and from buying or selling puts, calls, other derivative securities or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities, at any time. In addition, our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our board of directors from using our securities as collateral in a margin account or from pledging our securities as collateral for a loan.
Stock Ownership Policy
To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our company, in April 2018, we adopted our Stock Ownership Policy, which applies to our Chief Executive Officer and executive officers subject to Section 16 of the Exchange Act (“Section 16 Officers”), including each of our named executive officers. We amended and restated this stock ownership policy in September 2020 and in March 2022. In March 2022, we
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revised the stock ownership policy to, among other things, increase the salary-multiple for our named executive officers (other than our Chief Executive Officer) from one time to three times his or her annual base salary, eliminate pre-established share number thresholds, and eliminate vested but unexercised in-the-money options from the share ownership calculation.
Our Stock Ownership Policy requires each named executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such named executive officer’s annual base salary until he or she ceases to be our Chief Executive Officer or a Section 16 Officer, as applicable. The multiple for our Chief Executive Officer is six times his annual base salary and the multiple for our other named executive officers is three times his or her annual base salary. For purposes of our Stock Ownership Policy, we only count directly and beneficially owned shares, including shares purchased through our ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs, and shares held following settlement of PSUs. Each named executive officer has five years from the later of his or her designation as our Chief Executive Officer or Section 16 Officer, as applicable, or from the original effective date of the policy to obtain the required ownership level. As of December 31, 2022, all of our executive officers are in compliance with our Stock Ownership Policy or are within the five-year phase in period.
Compensation Recovery Policy
We intend to adopt a compensation recovery (“clawback”) following the New York Stock Exchange’s adoption of an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation and talent management committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either avoid or comply with the applicable requirements of Section 409A of the Code. For our non-employee directors, we provide a Non-Employee Directors’ Deferred Compensation Program, which has been structured to comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date fair value of these awards. This cost is recognized as an expense following the straight-line attribution method over the requisite service period. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from such awards.
Twilio Inc. 2023 Proxy Statement  49

Executive Compensation
Compensation Risk Assessment
In consultation with management and Compensia, our compensation and talent management committee’s independent compensation consultant, in March 2022, our compensation and talent management committee assessed our compensation plans, policies and practices for named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our compensation and talent management committee conducts this assessment annually.
50  Twilio Inc. 2023 Proxy Statement

Compensation and Talent Management Committee Report
Our compensation and talent management committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management. Based on such review and discussion, our compensation and talent management committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Respectfully submitted by the members of our compensation and talent management committee of the board of directors:
Compensation and Talent Management Committee

Jeffrey Immelt (Chair)
Jeff Epstein
Miyuki Suzuki
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Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation, for services rendered in all capacities, that was paid to or earned by our named executive officers during 2020, 2021 and 2022.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeff Lawson Chief Executive Officer and Board Chair	2022	134,000	—	49,228,812	—	14,657	49,377,469
	2021	133,990	—	6,926,889	7,000,586	564,280	14,625,745
	2020	133,700	—	6,753,009	6,741,058	159,105	13,786,872
Khozema Shipchandler(4) President, Twilio Communications	2022	1,100,000	—	28,552,689	—	8,304	29,660,993
	2021	744,362	—	5,909,608	6,021,278	8,700	12,683,948
	2020	622,465	—	3,452,811	3,446,740	8,525	7,530,541
Elena Donio(5) President, Twilio Data & Applications	2022	665,385	—	25,451,960(6)	8,467,018(6)	63,559	34,647,922
Eyal Manor(7) Former Chief Product Officer	2022	900,000	—	28,552,689	—	9,150	29,461,839
	2021	86,538	—	33,687,986	8,098,119	—	41,872,643
Dana Wagner Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	2022	600,000	—	25,552,061	—	9,150	26,161,211
	2021	11,538	250,000	—	—	—	261,569
(1)
The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded to the named executive officers in 2020, 2021 and 2022, and PSUs awarded to the named executive officers in 2022, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that may be realized from such awards. The amounts reported for the RSUs were calculated using the closing price of our Class A common stock on the date of grant. The amounts reported for the PSUs assume the probable outcome of the applicable performance conditions on the date of grant (i.e., based on 100% of target level performance) and are estimated using the closing price of our Class A common stock on the date of grant. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023. If the PSUs were instead valued based on the maximum outcome of the applicable performance conditions, the grant date fair value of the PSUs granted in this column for 2022 would be as follows: Mr. Lawson: $74,827,768; Mr. Shipchandler: $43,321,190; Mr. Manor: $43,321,190; and Mr. Wagner: $19,691,651. Ms. Donio did not receive a PSU award.

(2)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted in the applicable year computed in accordance with calculated in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may be realized from such awards. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023.

(3)
The amounts reported in this column for 2022 represent (i) for each of our named executive officers, matching contributions to each of our named executive officer’s 401(k) retirement plan accounts in the amount of $3,350, $8,304, $6,056, $9,150 and $9,150 for Mr. Lawson, Mr. Shipchandler, Ms. Donio, Mr. Manor and Mr. Wagner, respectively; (ii) for Mr. Lawson, costs for personal security services of $9,500 a work-from-home allowance and a personal technology device; and (iii) for Ms. Donio, compensation earned by her as a director, consisting of a Quarterly Grant with an aggregate grant date fair value of $57,503, which represented a portion of Ms. Donio’s Annual Equity Grant and Annual Equity Retainer for her membership on our board of directors and service as a member and chair of our compensation and talent management committee.

(4)
Mr. Shipchandler served as our Chief Operating Officer from October 27 2021 until March 1, 2023, at which time he became our President, Twilio Communications. The table reflects an increase in Mr. Shipchandler’s base salary and additional equity awards issued in connection with his appointment as Chief Operating Officer in October 2021.

(5)
Ms. Donio was appointed as our President of Revenue effective May 4, 2022 (after resigning from our board of directors on April 29, 2022) and served as our President of Revenue until March 1, 2023, at which time she became our President, Twilio Data & Applications. The salary amounts presented for Ms. Donio are prorated based on the number of days in 2022 during which she was employed by us. All of Ms. Donio’s compensation for 2022 relating to her service as a director is set forth in the “All Other Compensation” column, as discussed in footnote 3. For more information about non-employee director fees, see “Board of Directors and Corporate Governance—Non-Employee Director Compensation.”

(6)
This amount includes one-time equity awards issued in June 2022 in connection with Ms. Donio’s appointment as President of Revenue as follows: (i) RSUs with a grant date fair value of $25,394,458 and (ii) stock options with a grant date fair value of $8,467,018.

(7)
Mr. Manor was appointed our Chief Product Officer effective November 15, 2021, Mr. Manor resigned as Chief Product Officer, effective February 28, 2023. The salary amounts presented for Mr. Manor are prorated based on the number of days in 2021 during which he was employed by us. All equity awards granted to Mr. Manor in 2022 were forfeited upon his resignation.

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Executive Compensation Tables
Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during 2022.
			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeff Lawson	PSUs	3/21/2022	18,706,942	37,413,884	74,827,768		—	—	37,413,884
	RSUs	3/21/2022	—	—	—	75,044	—	—	11,814,927
Khozema Shipchandler	PSUs	3/21/2022	10,830,298	21,660,595	43,321,190		—	—	21,660,595
	RSUs	3/21/2022	—	—	—	43,776	—	—	6,892,093
Elena Donio	RSUs	3/15/2022	—	—	—	446	—	—	57,503
	RSUs	6/21/2022	—	—	—	298,162	—	—	25,394,458
	Stock Option	6/21/2022	—	—	—	—	167,150	85.17	8,467,018
Eyal Manor	PSUs	3/21/2022	10,830,298	21,660,595	43,321,190		—	—	21,660,595
	RSUs	3/21/2022	—	—	—	43,776	—	—	6,892,093
Dana Wagner	PSUs	3/21/2022	4,922,913	9,845,825	19,691,651		—	—	9,845,825
	RSUs	1/20/2022	—	—	—	63,291	—	—	12,752,504
	RSUs	3/21/2022	—	—	—	18,761	—	—	2,953,732
(1)
The amounts reported in this column reflect the 2022 Annual PSUs, which were granted under the 2016 Plan. For a description of the 2022 Annual PSUs, including information on the threshold, target, maximum and actual award level achievement, as well as descriptions of the performance goals, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2022 Annual Equity Awards.”

(2)
For Messrs. Lawson, Shipchandler, Manor and Wagner, the amounts reported in this column reflect the 2022 Annual RSUs, which were granted under the 2016 Plan. For Mr. Wagner, and Ms. Donio, the amounts reported in this column also reflect the 2022 New Hire RSUs, which were granted under the 2016 Plan (i) to Mr. Wagner in January 2022 connection with his appointment as Chief Legal Officer and (ii) to Ms. Donio in March 2022 in connection with her appointment as our President of Revenue, as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2022 Additional Executive Officer Awards.” For Ms. Donio, the amounts reported in this column also reflect a Quarterly Grant granted under the 2016 Plan pursuant to our Non-Employee Director Compensation Policy in March 2022, which represented a portion of Ms. Donio’s Annual Equity Grant and Annual Equity Retainer for her membership on our board of directors and service as a member and chair of our compensation and talent management committee. For more information about the Non-Employee Director Compensation Policy and the terms of awards issued thereunder, see the section titled “Board of Directors and Corporate Governance—Non-Employee Director Compensation.”

(3)
The amount reported in this column represent the award of the 2022 New Hire Stock Option, as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation—2022 Additional Executive Officer Awards.”

(4)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs, PSUs and stock options, as applicable, granted to the named executive officers in the 2022, calculated in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnotes 1 and 2 to the Summary Compensation Table above. These amounts do not reflect the actual economic value that may be realized from such awards.

Twilio Inc. 2023 Proxy Statement  53

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022. Except as described below, all stock options and RSUs are subject to certain vesting acceleration provisions as provided in the applicable Executive Severance Plan, and PSUs are subject to certain vesting acceleration provisions as provided in the applicable grant agreement. See the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control” for information regarding the impact of certain employment termination scenarios or a change in control on outstanding equity awards.
		Option Awards(1)(2)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jeff Lawson	12/31/2015(5)	316,667	—	10.09	12/30/2025	—	—	—
	2/10/2017(5)	163,890	—	31.96	2/9/2027	—	—	—
	2/20/2018(5)	203,589	—	33.01	2/19/2028	—	—	—
	1/31/2019(5)	110,697	—	111.32	1/30/2029	—	—	—
	2/22/2020(6)	75,746	39,021	117.94	2/21/2030	—	—	—
	2/22/2020(7)	—	—	—	—	19,468	953,153	—
	2/25/2021(8)	11,263	22,869	377.59	2/24/2031	—	—	—
	2/25/2021(9)	—	—	—	—	12,292	601,816	—
	3/21/2022(10)	—	—	—	—	75,044	3,674,154	—
	3/21/2022(11)	—	—	—	—	—	—	236,541
Khozema Shipchandler	11/01/2018(5)	35,418	—	76.63	10/31/2028	—	—	—
	2/22/2020(6)	24,205	19,953	117.94	2/21/2030	—	—	—
	2/22/2020(7)	—	—	—	—	9,954	487,348	—
	2/25/2021(8)	5,982	12,144	377.59	2/24/2031	—	—	—
	2/25/2021(9)	—	—	—	—	6,528	319,611	—
	11/11/2021(12)	—	13,565	298.00	11/11/2031	—	—	—
	11/11/2021(13)	—	—	—	—	7,487	366,564	—
	3/21/2022(10)	—	—	—	—	43,776	2,143,273	—
	3/21/2022(11)	—	—	—	—	—	—	136,892
Elena Donio	6/21/2022(14)	20,893	146,257	85.17	6/21/2032	—	—	—
	6/21/2022(15)	—	—	—	—	260,891	12,773,223	—
Eyal Manor	12/20/2021(16)	14,740	39,688	268.55	12/20/2031	—	—	—
	12/20/2021(17)	—	—	—	—	94,083	4,606,304	—
	3/21/2022(10)	—	—	—	—	43,776	2,143,273	—
	3/21/2022(11)	—	—	—	—	—	—	136,892
Dana Wagner	1/20/2022(18)	—	—	—	—	48,784	2,388,465	—
	3/21/2022(10)	—	—	—	—	18,761	918,539	—
	3/21/2022(11)	—	—	—	—	—	—	62,224
(1)
Equity awards granted prior to June 21, 2016 were granted pursuant to our 2008 Stock Option Plan (as amended and restated, the “2008 Plan”). Each stock option under the 2008 Plan is immediately exercisable. Equity awards granted on or after June 21, 2016 were granted pursuant to our 2016 Plan.

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Executive Compensation Tables
(2)
Unless otherwise described in the footnotes below, the vesting of each equity award on a vesting date is subject to the applicable named executive officer’s continued employment with us through such vesting date.

(3)	This column represents the fair market value of a share of our Class A common stock on the date of the grant, as determined by the administrator of our 2008 Plan or 2016 Plan, as applicable.
(4)
The market values of the unvested RSUs and unearned PSUs are calculated by multiplying the number of unvested or unearned units, respectively, by the closing price of our Class A common stock, as reported on the NYSE, of $48.96 per share on December 30, 2022 (the last trading day of 2022).

(5)	The shares subject to the stock option are fully vested.
(6)
The shares subject to the stock option vest as follows: 33% of the shares subject to the stock option vest in equal quarterly installments between the first and second anniversaries of December 31, 2019, 33% of the shares subject to the stock option vest in equal quarterly installments between the second and third anniversaries of December 31, 2019 and 34% of the shares subject to the stock option vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2019.

(7)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of December 31, 2019, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of December 31, 2019 and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2019.

(8)
The shares subject to the stock option vest as follows: 33% of the shares subject to the stock option vest in equal quarterly installments between the first and second anniversaries of December 31, 2020, 33% of the shares subject to the stock option vest in equal quarterly installments between the second and third anniversaries of December 31, 2020 and 34% of the shares subject to the stock option vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2020.

(9)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of December 31, 2020, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of December 31, 2020 and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2020.

(10)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of January 1, 2022, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of January 1, 2022, and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of January 1, 2022.

(11)
The PSUs vest in three tranches subject to the achievement of certain performance metrics for 2022, 2023 and 2024. The first tranche will vest if the minimum organic revenue growth threshold is achieved for 2022 and the payout will be based on the organic revenue growth target achieved for 2022, with the payout interpolated for performance between targets. The second and third tranches will vest if both (i) the minimum organic revenue growth threshold and (ii) the non-GAAP income from operations threshold are achieved for 2023 and 2024, respectively. Vesting of these PSUs will range up to 100% above the target based on levels of performance. On February 22, 2023, 98.5% of the first tranche of PSUs subject to these awards were deemed earned and vested based on our performance for 2022. As a result, the following number of PSUs were outstanding as of December 31, 2022 but were forfeited on February 22, 2023 based on our performance for 2022: 1,189 of these PSUs for Mr. Lawson, 688 of these PSUs for Mr. Shipchandler, 688 of these PSUs for Mr. Manor, and 313 of these PSUs for Mr. Wagner. In connection with Mr. Manor’s termination of employment on February 28, 2023, all unvested PSUs as of that date were forfeited to us.

(12)
The shares subject to the stock option vest as follows: 33% of the shares subject to the stock option vest in equal quarterly installments between the first and second anniversaries of December 31, 2021, 33% of the shares subject to the stock option vest in equal quarterly installments between the second and third anniversaries of December 31, 2021 and 34% of the shares subject to the stock option vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2021.

(13)
The RSUs vest as follows: 33% of the RSUs vest in equal quarterly installments between the first and second anniversaries of December 31, 2021, 33% of the RSUs vest in equal quarterly installments between the second and third anniversaries of December 31, 2021 and 34% of the RSUs vest in equal quarterly installments between the third and fourth anniversaries of December 31, 2021.

(14)
The shares subject to this option vest as follows: 1/48th of the shares subject to the stock option vest on July 21, 2022, and the remaining shares subject to the stock option vest monthly over the next 47 months on July 21.

(15)	The RSUs vest as follows: 1/16th of the RSUs vest on August 15, 2022, and 1/16th of the RSUs vest quarterly for the next 15 quarters on February 15, May 15, August 15 and November 15.
(16)
The shares subject to the option vest as follows: 3/48th of the shares subject to the stock option vest on February 15, 2022 and the remaining shares subject to the stock option vest in equal monthly installments over the remaining 45 months. In connection with Mr. Manor’s termination of employment on February 28, 2023, the shares subject to the unvested portion of this stock option were forfeited to us.

(17)
The RSUs vest as follows: 1/16th of the RSUs vest on February 15, 2022, and 1/16th of the RSUs vest quarterly for the next 15 quarters on May 15, August 15, November 15 and February 15. In connection with Mr. Manor’s termination of employment on February 28, 2023, all unvested RSUs as of that date were forfeited to us.

(18)
The RSUs vest as follows: 29.17% of the RSUs vest on February 15, 2023 and the remaining RSUs vest quarterly over the next eleven quarters on February 15, May 15, August 15 and November 15, with a final vesting of 2.08% of the RSUs on February 15, 2026.

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Executive Compensation Tables
Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSUs and the related value realized during 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(3)
Jeff Lawson	—	—	48,292	4,432,787
Khozema Shipchandler	6,430	1,025,681	40,596	4,308,380
Elena Donio	—	—	37,717	2,659,968
Eyal Manor	—	—	31,361	3,498,717
Dana Wagner	—	—	14,507	1,283,471
(1)
These values assume that the fair market value of the Class B common stock underlying certain of the stock options and RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock, exercised on the date of exercise and the aggregate exercise price of the stock option.

(3)
The aggregate value realized upon the vesting and settlement of the RSUs represents the aggregate market price of the shares of our Class A common stock or Class B common stock (which is assumed to be equal to our Class A common stock as described in footnote (1) above), as applicable, that vested on the date of settlement.

Employment Agreements or Offer Letters with Named Executive Officers
We have entered into employment offer letters or promotion letters with each of our named executive officers, except our Chief Executive Officer, in connection with his or her employment with us that provide for, among other things, annual base salary and grants of equity awards. For a summary of the material terms and conditions of these arrangements, as well as an estimate of the potential payments and/or benefits payable to our named executive officers under these arrangements, see the description below and the section titled “—Potential Payments Upon Termination or Change in Control” below.
Jeff Lawson
We have not entered into an employment offer letter or employment agreement with Mr. Lawson.
Khozema Shipchandler
On August 22, 2018, we entered into an employment offer letter with Mr. Shipchandler, who then served as our Chief Financial Officer. The employment offer letter provided for Mr. Shipchandler’s “at-will” employment and set forth his initial annual base salary and an initial stock option and RSU grant, as well as his eligibility to participate in our benefit plans generally. Mr. Shipchandler is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Elena Donio
On April 29, 2022, we entered into an employment offer letter with Ms. Donio, who served as our President of Revenue until March 1, 2023, at which time she became our President, Twilio Data & Applications. The employment offer letter provided for Ms. Donio’s “at-will” employment and set forth her initial annual base salary, initial RSU award, which was granted in June 2022, initial stock option award, which was granted in June 2022, as well as her eligibility to participate in our benefit plans generally. Ms. Donio is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Eyal Manor
On October 8, 2021, we entered into an employment offer letter with Mr. Manor, who served as our Chief Product Officer until February 28, 2023. The employment offer letter provided for Mr. Manor’s “at-will” employment and set forth his initial annual base salary and an initial RSU and option grant, as well as his eligibility to participate in our benefit plans generally. Mr. Manor is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
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Executive Compensation Tables
Dana Wagner
On October 5, 2021, we entered into an employment offer letter with Mr. Wagner, who currently serves as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary. The employment offer letter provided for Mr. Wagner’s “at-will” employment and set forth his initial annual base salary, sign-on bonus, and initial RSU award, which was granted in January 2022, as well as his eligibility to participate in our benefit plans generally. Mr. Wagner is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Potential Payments Upon Termination or Change in Control
Executive Severance Plans
In 2022, we maintained three separate executive severance plans–the Chief Executive Officer Severance Plan, the Key Executive Severance Plan and the VP Severance Plan. In February 2023, we amended the Chief Executive Officer Severance Plan (as amended, the “Amended Chief Executive Officer Severance Plan) and adopted a fourth separate executive severance plan, the Senior Executive Severance Plan (the Amended Chief Executive Officer Severance Plan and the Senior Executive Severance Plan together, the “Executive Severance Plans”). We do not provide for any severance or change in control payments or benefits in our named executive officers’ employment offer letters.
As of December 31, 2022, our Chief Executive Officer participated in the Chief Executive Officer Severance Plan (prior to its amendment in February 2023, the “Prior Chief Executive Officer Severance Plan”) and each of our then-current named executive officers (other than our Chief Executive Officer) participated in the Key Executive Severance Plan (together the “Prior Severance Plans”). Following the amendment of the Chief Executive Officer Severance Plan and the adoption of the Senior Executive Severance Plan in February 2023, our Chief Executive Officer participates in the Amended Chief Executive Officer Severance Plan and each of our current named executive officers (other than our Chief Executive Officer), participates in the Senior Executive Severance Plan, as further described below. Both the Prior Severance Plans and the Executive Severance Plans provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of our company.
Our Prior Severance Plans provided and the Executive Severance Plans provide that upon a termination of employment by us for any reason other than for “cause” (as defined in the applicable plan), death or disability outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after, a “change in control,” as defined in the applicable plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to nine months (under the Prior Chief Executive Officer Severance Plan) or 18 months of base salary for our Chief Executive Officer (under the Amended Chief Executive Officer Severance Plan), and six months (under the Key Executive Severance Plan) or 12 months (under the Senior Executive Severance Plan) of base salary for our other named executive officers, and (ii) a monthly cash payment for up to nine months (under the Prior Chief Executive Officer Severance Plan) or 18 months (under the Amended Chief Executive Officer Severance Plan) for our Chief Executive Officer and up to six months (under the Key Executive Severance Plan) or 12 months (under the Senior Executive Severance Plan) for our other named executive officers equal to the monthly contribution we would have made to provide health insurance to the named executive officer if he or she had remained employed by us. Pursuant to both the Prior Chief Executive Officer Severance Plan and the Amended Chief Executive Officer Severance Plan and the Senior Executive Severance Plan, our Chief Executive Officer and the named executive officers are also entitled to such benefits upon a resignation of employment for “good reason” (as defined in the applicable plan) outside of the change in control period. In addition, upon a (i) termination of employment by us other than due to cause, death or disability or (ii) a resignation of employment for “good reason”, in each case, outside of the change in control period, our Chief Executive Officer will be entitled to 12 months (under the Prior Chief Executive Officer Severance Plan) or 18 months (under the Amended Chief Executive Officer Severance Plan) of acceleration of vesting for outstanding and unvested time-based equity awards.
Our Prior Severance Plans provided and the Executive Severance Plans provide that upon a (i) termination of employment by us other than due to cause, death or disability or (ii) a resignation of employment for “good reason” (as defined in the applicable plan), in each case, within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in our favor, (1) a lump sum cash payment equal to 18 months (under the Prior Chief Executive Officer Severance Plan) or 24 months (under the Amended Chief Executive Officer Severance Plan) of base salary for our Chief Executive Officer and 12 months (under the Key Executive Severance Plan) or 18 months (under the Senior Executive Severance Plan) of base salary for our other named executive officers, (2) a monthly cash payment for up to 18 months (under the Prior Chief Executive Officer Severance Plan) or 24 months
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Executive Compensation Tables
(under the Amended Chief Executive Officer Severance Plan) for our Chief Executive Officer and up to 12 months (under the Key Executive Severance Plan) or 18 months (under the Senior Executive Severance Plan) for our other named executive officers equal to the monthly contribution we would have made to provide health insurance to the named executive officer if he or she had remained employed by us, and (3) full accelerated vesting of all outstanding and unvested equity awards held by our named executive officers; provided, that the performance conditions applicable to any stock-based awards subject to performance conditions will be deemed satisfied at the target level specified in the terms of the applicable award agreement.
The payments and benefits provided under the severance plans in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him or her.
Other Change in Control Arrangements
The 2022 Annual PSU grant agreement for each named executive officer provides that, upon a Sale Event (as defined in the 2016 Plan), (i) each then-outstanding PSU associated with the fiscal year in which the Sale Event occurs shall vest based on the higher of (1) the target level of performance or (2) the actual level of performance as of the Sale Event, as determined in the sole discretion of the compensation and talent management committee, and (ii) all PSUs with respect to such fiscal year that do not vest based on such calculation, and all PSUs with respect to any fiscal year that has not yet commenced as of the Sale Event, shall be forfeited without payment.
58  Twilio Inc. 2023 Proxy Statement

Executive Compensation Tables
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers who were serving as named executive officers as of the end of 2022 under the Prior Chief Executive Officer Severance Plan or the Key Executive Severance Plan, as applicable.
The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of 2022 using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.
Name	Payment Elements	Qualifying Termination Not in Connection with a Change in Control ($)(1)	Qualifying Termination in Connection with a Change in Control ($)(2)	Change in Control without Termination of Employment ($)
Jeff Lawson	Salary	100,500(5)	201,000(6)	—
	Equity Acceleration(3)(4)	2,462,003(7)	5,229,124(8)	3,878,220(9)
	Continued Benefits	14,667(10)	29,335(11)	—
	Total	2,557,170	5,459,459	3,878,220
Khozema Shipchandler	Salary	550,000(12)	1,100,000(13)	—
	Equity Acceleration(3)(4)	—	3,316,795(8)	2,245,257(9)
	Continued Benefits	9,474(14)	18,948(15)	—
	Total	559,474	4,435,743	2,245,257
Elena Donio	Salary	500,000(14)	1,000,000(13)	—
	Equity Acceleration(3)(4)	—	12,773,223(8)	—
	Continued Benefits	9,370(12)	18,739(15)	—
	Total	509,370	13,791,962	—
Eyal Manor	Salary	450,000(12)	900,000(13)	—
	Equity Acceleration(3)(4)	—	6,749,577(8)	2,245,257(9)
	Continued Benefits	4,167(14)	8,335(15)	—
	Total	454,167	7,657,912	2,245,257
Dana Wagner	Salary	300,000(12)	600,000(13)	—
	Equity Acceleration(3)(4)	—	3,307,003(8)	1,020,571(9)
	Continued Benefits	3,906(14)	7,812(15)	—
	Total	303,906	3,914,815	1,020,571
(1)
A “qualifying termination” means a termination other than due to cause, death or disability (or a resignation for good reason, for Mr. Lawson and after February 2023, the other named executive officers under the Senior Executive Severance Plan) and “not in connection with a change in control” means outside of the change in control period.

(2)
A “qualifying termination” means a termination other than due to cause, death or disability or a resignation for good reason and “in connection with a change in control” means within the change in control period. Assumes that in connection with the change in control, outstanding equity awards would have otherwise been assumed, substituted or continued by the successor entity.

(3)
Represents the market value of the shares underlying the stock options and RSUs as of December 31, 2022, based on the closing price of our Class A common stock, as reported on the NYSE, of $48.96 per share on December 30, 2022 (the last trading day of 2022).

(4)
See “—Other Compensation Policies and Practices—Death Equity Acceleration Policy” which discusses the treatment of equity awards upon the termination due to death of an employee’s or non-employee director’s employment or other service relationship with us or any of our subsidiaries.

(5)
Represents nine months of our Chief Executive Officer’s annual base salary as provided under the Prior Chief Executive Officer Severance Plan. Under the Amended Chief Executive Officer Severance Plan, this would represent 18 months of our Chief Executive Officer’s annual base salary, or $201,000.

(6)
Represents 18 months of our Chief Executive Officer’s annual base salary as provided under the Prior Chief Executive Officer Severance Plan. Under the Amended Chief Executive Officer Severance Plan, this would represent 24 months of our Chief Executive Officer’s annual base salary, or $268,000.

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Executive Compensation Tables
(7)
Represents 12 months of accelerated vesting for outstanding and unvested time-based equity awards as provided under the Prior Chief Executive Severance Plan. Under the Amended Chief Executive Officer Severance Plan, this would represent 18 months of accelerated vesting for outstanding and unvested time-based equity awards or $3,220,932.

(8)	Represents acceleration of vesting of 100% of the total number of shares underlying outstanding and unvested stock options and RSUs.
(9)	Represents the vesting of outstanding PSUs for the fiscal year 2022 performance period upon a change in control and assumes such PSUs vest at the target level of performance.
(10)
Represents nine months of our contribution towards health insurance, based on our actual costs to provide health insurance to our Chief Executive Officer immediately prior to termination as provided under the Prior Chief Executive Officer Severance Plan. Under the Amended Chief Executive Officer Severance Plan, this would represent 18 months of our contribution towards health insurance, based on our actual costs to provide health insurance to our Chief Executive Officer immediately prior to termination, or $29,335.

(11)
Represents 18 months of our contribution towards health insurance, based on our actual costs to provide health insurance to our Chief Executive Officer immediately prior to termination as provided under the Prior Chief Executive Officer Severance Plan. Under the Amended Chief Executive Officer Severance Plan, this would represent 24 months of our contribution towards health insurance, based on our actual costs to provide health insurance to our Chief Executive Officer immediately prior to termination, or $39,113.

(12)
Represents six months of the applicable named executive officer’s annual base salary as provided under the Key Executive Severance Plan. Under the Senior Executive Severance Plan, this would represent 12 months of the applicable named executive officer’s annual base salary, or $1,100,000 for Mr. Shipchandler, $1,000,000 for Ms. Donio, $900,000 for Mr. Manor, or $600,000 for Mr. Wagner.

(13)
Represents 12 months of the applicable named executive officer’s annual base salary as provided under the Key Executive Severance Plan. Under the Senior Executive Severance Plan, this would represent 18 months of the applicable named executive officer’s annual base salary, or $1,650,000 for Mr. Shipchandler, $1,500,000 for Ms. Donio, $1,350,000 for Mr. Manor, or $900,000 for Mr. Wagner.

(14)
Represents six months of our contribution toward health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination as provided under the Key Executive Severance Plan. Under the Senior Executive Severance Plan, this would represent 12 months of our contribution toward health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination, or $18,948 for Mr. Shipchandler, $18,739 for Ms. Donio, $8,335 for Mr. Manor, or $7,812 for Mr. Wagner.

(15)
Represents 12 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination as provided under the Key Executive Severance Plan. Under the Senior Executive Severance Plan, this would represent 18 months of our contribution toward health insurance, based on our actual costs to provide health insurance to the applicable named executive officer immediately prior to termination, or $28,421 for Mr. Shipchandler, $28,109 for Ms. Donio, $12,502 for Mr. Manor, or $11,718 for Mr. Wagner.

60  Twilio Inc. 2023 Proxy Statement

CEO Pay Ratio
Pursuant to SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our Chief Executive Officer, and the annual total compensation of our employees (other than our Chief Executive Officer) for the year ended December 31, 2022:
•	the annual total compensation of our median employee was $279,607; and
•	the annual total compensation of our Chief Executive Officer was $49,377,469, as reported in the “Total Compensation” column in the “Summary Compensation Table” included in this proxy statement.
Based on this information, for 2022, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 177:1. We calculated the annual total compensation for the median employee using the same methodology we used for our named executive officers in our Summary Compensation Table to yield the median annual total compensation disclosed above.
Under the pay ratio rules, a company is required to identify its median employee only once every three years and calculate total compensation for that employee each year, provided that, during the company’s last completed fiscal year there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Because we did not experience any change in our employee population or employee compensation arrangements in 2022 that we reasonably believe would significantly impact the pay ratio disclosure, we have continued to use the median employee identified as of the end of 2021 for purposes of this 2022 pay ratio disclosure and we did not re-determine our median compensated employee for the year ended December 31, 2022.
In identifying the median compensated employee for the year ended December 31, 2021, as permitted by SEC rules, we reviewed total direct compensation based on our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2021, actual sales commission earned by our employees in 2021, and the grant date fair value of equity awards granted to our employees in 2021. We used December 31, 2021, the last day of our 2021 fiscal year, to determine our employee population. In determining this population, we included all worldwide full-time and part-time employees other than our Chief Executive Officer. We excluded contractors, workers employed through a third-party provider, individuals with zero pay in 2021, and 380 employees of ValueFirst Digital Media Private Limited, which was acquired by us in 2021, from our employee population, but the employees of ValueFirst Digital Media Private were included in the total employee count for 2022 when we evaluated whether there had been a change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on December 31, 2021 and did not make any cost-of-living adjustments to such compensation. We did not annualize total direct compensation for employees employed by us for less than the full year. Using our consistently applied compensation measure, we identified a median employee who is a full-time U.S.-based salaried employee.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. We believe our methodologies are reasonable and best reflect how we view these metrics. However, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Twilio Inc. 2023 Proxy Statement  61

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (Loss) (millions) (7)	Organic Revenue Growth (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$49,377,469	($19,994,765)	$29,982,991	($1,557,065)	$50	$139	($1,256)	30%
2021	$14,625,745	($7,753,781)	$14,523,754	($2,409,804)	$268	$194	($950)	42%
2020	$13,786,872	$121,274,654	$6,839,349	$74,018,467	$344	$144	($491)	49%
(1)
Jeff Lawson served as our PEO for the entirety of 2022, 2021 and 2020. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lawson for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Lawson, as computed in accordance with Item 402(v) of Regulation S-K. The company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lawson during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Lawson’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$49,377,469	($49,228,812)	($20,143,422)	($19,994,765)
2021	$14,625,745	($13,927,475)	($8,452,051)	($7,753,781)
2020	$13,786,872	($13,494,067)	$120,981,849	$121,274,654
Note that due to rounding, the number shown in the “Compensation Actually Paid to PEO” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above.
(a)	The reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings

62  Twilio Inc. 2023 Proxy Statement

Pay Versus Performance
paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$15,250,786	($15,054,968)	—	($20,339,240)	—	—	($20,143,422)
2021	$8,699,619	($13,838,026)	—	($3,313,645)	—	—	($8,452,051)
2020	$48,536,748	$46,236,918	—	$26,208,183	—	—	$120,981,849
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (other than Mr. Lawson) in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs included in this calculation for each year are:

•	2022 – Khozema Shipchandler, Elena Donio, Eyal Manor and Dana Wagner
•	2021 – Khozema Shipchandler, Eyal Manor, Marc Boroditsky, Dana Wagner, George Hu and Chee Chew
•	2020 – Khozema Shipchandler, George Hu, Chee Chew and Karyn Smith
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (other than Mr. Lawson), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (other than Mr. Lawson) during the applicable year. The company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (other than Mr. Lawson) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$29,982,991	($29,144,104)	($2,395,952)	($1,557,065)
2021	$14,523,754	($14,002,103)	($2,931,455)	($2,409,804)
2020	$6,839,349	($6,264,774)	$73,443,892	$74,018,467
Note that due to rounding, the number shown in the “Average Compensation Actually Paid to Non-PEO NEOs” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above.
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$10,365,057	($9,028,324)	$1,203,198	($4,935,883)	—	—	($2,395,952)
2021	$10,773,567	($3,580,668)	$284,963	$394,588	($10,803,904)	—	($2,931,455)
2020	$22,533,770	$31,808,770	—	$19,101,352	—	—	$73,443,892
(5)	TSR is determined based on the value of an initial fixed investment of $100 in our Class A common stock on December 31, 2019, assuming the reinvestment of any dividends.
(6)	The peer group used for this purpose is the following published industry index: S&P 500 Information Technology Index, which is an industry index reported in our most recent Annual Report on Form 10-K.
(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
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Pay Versus Performance
(8)
Organic revenue growth is a non-GAAP financial measure. Please refer to Appendix A of this proxy statement for its definition and a reconciliation of organic revenue growth to GAAP revenue. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that organic revenue growth is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance.
•	Organic revenue growth
•	Non-GAAP income from operations
We used fewer than three important financial performance measures to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. The list above includes all financial performance measures that were used in 2022 for this purpose.
Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. See Appendix A for more information.
Relationship between Compensation Actually Paid presented in the Pay versus Performance Table and Other Table Elements
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
For purposes of the Pay versus Performance disclosure, we measure our TSR performance against the industry-focused index disclosed in the stock performance graph of our Annual Report on Form 10-K. The comparison assumes $100 was invested in our Class A common stock and in the S&P 500 Information Technology Index for the period starting December 31, 2019 and was held through the end of each year listed in the first table set forth above. All dollar values assume reinvestment of dividends paid by companies, where applicable, included in the S&P 500 Information Technology Index. Historical stock performance is not necessarily indicative of future stock performance.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($ Mil.)
140
120
100
80
60
40
20
0
(20)
(40)
Indexed Total Shareholder Return ($)
400
350
300
250
200
150
100
50
0
2020
2021
2022
CAP to PEO
Avg. CAP to other NEOs
Twilio TSR
Peer TSR

64  Twilio Inc. 2023 Proxy Statement

Pay Versus Performance

Twilio Inc. 2023 Proxy Statement  65

Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. We will not grant equity awards in the future under any of the equity compensation plans not approved by stockholders included in the table below.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	24,935,455(2)	$81.5285(3)	27,499,828(4)
Equity compensation plans not approved by stockholders(5)	405,350	$44.6041	—
Total	25,340,805	$75.5383	27,499,828
(1)	Includes the following plans: our 2008 Plan, 2016 Plan, and our ESPP. We no longer make grants subject to our 2008 Plan.
(2)
Consists of stock options, RSUs, PSUs and DSUs. The number of PSUs included in these amounts consists of (i) the actual number of PSUs earned for the completed 2022 performance period and (ii) for the 2023 and 2024 performance periods, the number of PSUs that would be earned assuming 100% of target level performance. The actual number of shares that will be issued under the PSUs referenced in clause (ii) depends on the performance over the applicable performance period.

(3)	Excludes shares issuable upon vesting of outstanding RSUs, PSUs and DSUs as of December 31, 2022, since they have no exercise price.
(4)
As of December 31, 2022, a total of 19,851,399 shares of our Class A common stock were reserved for issuance pursuant to the 2016 Plan. This number includes 3,783,548 shares of our Class A common stock reserved and available for issuance under the SendGrid 2009 Plan, the SendGrid 2012 Plan and the SendGrid 2017 Plan that we assumed, which were approved by the stockholders of SendGrid, but not by a separate vote of our stockholders; such shares became available for issuance under our 2016 Plan, but awards using such shares may not be granted to individuals who were employed, immediately prior to the acquisition, by us or our subsidiaries. The 2016 Plan provides that the number of shares reserved and available for issuance under the 2016 Plan will automatically increase each January 1, beginning on January 1, 2017, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation and talent management committee. As of December 31, 2022, a total of 7,648,429 shares of our Class A common stock were available for future issuance pursuant to the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2017, by the lesser of 1,800,000 shares of our Class A common stock, 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation and talent management committee.

(5)
Includes shares of our Class A common stock to be issued upon outstanding stock option and RSU awards under the following plans, which awards were assumed in connection with our acquisitions of SendGrid, Segment.io, Inc. (“Segment”) and Zipwhip Inc. (“Zipwhip”): SendGrid’s Amended and Restated 2009 Equity Incentive Plan, Amended and Restated 2012 Equity Incentive Plan, and Amended and Restated 2017 Equity Incentive Plan; Segment’s Fifth Amended and Restated 2013 Stock Option and Grant Plan; and Zipwhip’s 2008 Stock Plan and 2018 Equity Incentive Plan. No further grants may be made under any of these plans.

66  Twilio Inc. 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 31, 2023, for:
•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage ownership of our common stock on 176,121,918 shares of our Class A common stock and 9,617,605 shares of our Class B common stock outstanding on March 31, 2023. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	Voting %†	Ownership %
Named Executive Officers and Directors:
Jeff Lawson(1)	893,950	*	5,920,194	59.6%	21.8%	3.7%
Khozema Shipchandler(2)	111,918	*	—	—	*	*
Elena Donio(3)	112,409	*	18,252	*	*	*
Eyal Manor(4)	56,210	*	—	—	*	*
Dana Wagner(5)	31,310	*	—	—	*	*
Charles Bell	—	*	—	—	*	*
Richard Dalzell(6)	18,221	*	76,500	*	*	*
Byron Deeter(7)	528,166	*	—	—	*	*
Donna Dubinsky(8)	9,451	*	—	—	*	*
Jeff Epstein(9)	26,484	*	—	—	*	*
Jeffrey Immelt	22,052	*	—	—	*	*
Deval Patrick	1,635	*	—	—	*	*
Erika Rottenberg(10)	13,051	*	15,300	*	*	*
Miyuki Suzuki	2,858	*	—	—	*	*
Twilio Inc. 2023 Proxy Statement  67

Security Ownership of Certain Beneficial Owners and Management
	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	Voting %†	Ownership %
All executive officers and directors as a group (13 persons)(11):	1,771,505	1.0%	6,030,246	60.2%	22.4%	4.2%
5% Stockholders:
The Vanguard Group(12)	16,537,284	9.4%	—	—	6.1%	8.9%
BlackRock, Inc.(13)	11,262,428	6.4%	—	—	4.1%	6.1%
Amazon.com NV Investment Holdings LLC(14)	—	—	1,768,346	18.4%	6.5%	*
John Wolthuis(15)	—	—	1,278,474	13.3%	4.7%	*
Evan M. Cooke(16)	—	—	906,274	9.4%	3.3%	*
*	Represents less than 1%.
†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and the holders of our Class B common stock are entitled to 10 votes per share.

(1)
Consists of (i) 316,195 shares of Class A common stock held by Mr. Lawson and Erica Freeman Lawson, as trustees of the Lawson Revocable Trust dated 10/2/11, (ii) 4,580,822 shares of Class B common stock by Mr. Lawson and Erica Freeman Lawson, as trustees of the Lawson Revocable Trust dated 10/2/11, (iii) 1,022,705 shares of Class B common stock held by J.P. Morgan Trust Company, as trustee of the Lawson 2014 Irrevocable Trust dated 12/29/2014, (iv) 577,755 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023, and (v) 316,667 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023.

(2)
Consists of (i) 38,712 shares of Class A common stock held by Mr. Shipchandler and (ii) 73,206 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023.

(3)
Consists of (i) 55,470 shares of Class A common stock held by Ms. Donio, (ii) 18,252 shares of Class B common stock held by Ms. Donio, (iii) 38,304 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023 and (iv) 18,635 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.

(4)
Consists of (i) 39,202 shares of Class A common stock held by Mr. Manor and (ii) 17,008 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023.

(5)	Consists of (i) 27,354 shares of Class A common stock held by Mr. Wagner and (ii) 3,956 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(6)
Consists of (i) 18,221 shares of Class A common stock held by Mr. Dalzell and (ii) 76,500 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2023.

(7)
Consists of (i) 20,906 shares of Class A common stock held by Mr. Deeter and (ii) 507,260 shares of Class A common stock held by Mr. Deeter and Allison K. Deeter, as trustees of the Deeter Family Trust dated 07/28/2000.

(8)	Consists of 9,451 shares of Class A Common stock held by Ms. Dubinsky, as trustee of the Shustek-Dubinsky Family Trust.
(9)	Consists of 26,484 shares of Class A common stock held by Mr. Epstein, as trustee of the Epstein Family Revocable Trust.
(10)
Consists of (i) 13,051 shares of Class A common stock held of record by Ms. Rottenberg, as trustee of the Erika Rottenberg Revocable Trust dated 1/28/2016 and (ii) 15,300 shares of Class B common stock held of record by Ms. Rottenberg, as trustee of the Erika Rottenberg Revocable Trust dated 1/28/2016.

(11)
Consists of (i) 1,064,490 shares of Class A common stock, (ii) 5,637,079 shares of Class B common stock, (iii) 689,265 shares of Class A common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2023, (iv) 393,167 shares of Class B common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2023 and (v) 22,591 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.

(12)
Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 9, 2023. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 16,163,148 shares, shared dispositive power with respect to 374,136 shares and shared voting power with respect to 128,135 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)
Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 7, 2023. Of the shares of Class A common stock beneficially owned, Blackrock, Inc. reported that it has sole dispositive power with respect to 11,262,428 shares and sole voting power with respect to 10,247,699. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.

(14)
Based on records provided by our transfer agent. The address recorded with our transfer agent for Amazon NV Investment Holdings LLC was c/o Amazon.com Inc., 410 Terry Avenue North, Seattle, Washington 98109.

(15)	Consists of 1,278,474 shares of Class B common stock held by Mr. Wolthuis.
(16)	Based on records provided by our transfer agent. The address for Evan M. Cooke, trustee of the General Intelligence Living Trust 17-Nov-14 was 3749 Buchanan Street, San Francisco, California, 94123.
68  Twilio Inc. 2023 Proxy Statement

Certain Relationships and Related Party Transactions
In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” including employment, termination of employment and change in control arrangements, the following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In the second quarter of 2021, we entered into a sublease with Numenta, Inc. (“Numenta”), pursuant to which we subleased 2,420 square feet of our Redwood City office space to Numenta. Donna Dubinsky, a member of our board of directors, serves as the Board Chair of Numenta (and served as its Chief Executive Officer until 2022). The sublease was entered into on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and at market rates. The sublease provided for an initial 12-month term, commencing on August 1, 2021, and gave Numenta the option to renew for two 12-month extension periods. In January 2022, Numenta exercised its option to renew the sublease for the first additional 12-month period, and the monthly rent increased from $18,225 to $18,771.75 per month effective August 1, 2022. The total rent paid to us by Numenta for 2022 was approximately $221,434.
Policies and Procedures for Related Party Transactions
As set forth in our audit committee charter, our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which, as set forth in our Related Person Transaction Policy, are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our Related Person Transaction Policy, which sets forth guidelines regarding transactions between us and related persons, provides that a related person is defined as (i) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee for director, (ii) a security holder known to us to beneficially own more than 5% of our Class A common stock or Class B common stock, and (iii) any immediate family members of those described in (i) and (ii). Our audit committee charter provides that our audit committee shall review and oversee all transactions between our company and any related person, and that approval by the audit committee is required for any related person transaction, in accordance with the terms of our Related Person Transaction Policy.
Under this policy, our audit committee will review the relevant facts and circumstances of all related party transactions and either approve, ratify or disapprove of the entry into the transaction. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party and the extent of the related person’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) certain compensation arrangements involving directors and executive officers that are required to be reported in our Annual Report on Form 10-K or proxy statement and, with respect to executive officer compensation, satisfy other criteria, including having been approved by our compensation and talent management committee; (ii) certain transactions where the relationship between us and the related person arises only from the related person’s position as a director (or, in the case of a partnership, as a limited partner) of, and/or having holdings of less than 10% of, such entity; and (iii) transactions where a related party’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis.
Twilio Inc. 2023 Proxy Statement  69

Other Matters
2022 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2022 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investors.twilio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Twilio Inc., 101 Spear Street, Fifth Floor, San Francisco, California 94105.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about: our environmental, social, and governance efforts, our sustainability goals, expectations regarding our strategies, products and business plans, our future financial and operating performance, including our profitability, long-term growth and overall future prospects. The outcomes of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC. We undertake no obligation to update or review any forward-looking statements made in this proxy statement, except as required by law.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
San Francisco, California
April 26, 2023
70  Twilio Inc. 2023 Proxy Statement

Appendix A NON-GAAP FINANCIAL MEASURES AND OTHER KEY BUSINESS METRICS
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this proxy statement includes certain non-GAAP financial measures described below. We use these non-GAAP financial measures to evaluate our ongoing operations, for internal planning and forecasting purposes, and to set targets for our employee compensation programs. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
Non-GAAP Income (Loss) from Operations (which is also referred to as Non-GAAP Operating Profit)
For the periods presented, we define non-GAAP income (loss) from operations (which is also referred to as “non-GAAP operating profit”) as GAAP income (loss) from operations adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.
Organic Revenue
For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired or divested business and (ii) revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged; provided that if an acquisition or divestiture closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost.
Organic Revenue Growth
For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included in organic revenue in the corresponding period in the prior year for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the prior period.
Twilio Inc. 2023 Proxy Statement  A-1

Appendix A
Reconciliation of GAAP to Non-GAAP Financial Measures
Income (Loss) from Operations to Non-GAAP (Loss) Income from Operations
	Year Ended December 31
	2021	2022
	(in thousands)
GAAP loss from operations	$(1,205,308)	$(915,584)
Non-GAAP adjustments:	—	—
Stock-based compensation	784,285	632,285
Amortization of acquired intangibles	206,181	198,784
Acquisition-related expenses	2,621	7,449
Charitable contributions	9,541	31,169
Payroll taxes related to stock-based compensation	23,832	48,417
Restructuring costs	76,636	—
Impairment of long-lived assets	97,722	—
Non-GAAP income (loss) from operations	$(4,490)	$2,520
Revenue to Organic Revenue and Organic Revenue Growth
	Year Ended December 31
	2022	2021	2020
	(in thousands)
GAAP Revenue	$3,826,321	$2,841,839	$1,761,776
Less: Acquisition revenue	$128,619	$320,127	$82,920
Less: A2P 10DLC revenue	$86,338	$110,241	$35,505
Organic revenue	$3,611,364	$2,411,472	$1,643,351
GAAP revenue growth	35%	61%	55%
Organic revenue growth	30%(1)	42%(2)	49%(3)
(1)
Organic revenue for the year ended December 31, 2021, when used as the denominator for organic revenue growth for the year ended December 31, 2022, excludes $26 million of acquisition revenue and $31 million of A2P 10DLC fee revenue.

(2)
Organic revenue for the year ended December 31, 2020, when used as the denominator for organic revenue growth for the year ended December 31, 2021, excludes $24 million of acquisition revenue and $36 million of A2P 10DLC fee revenue.

(3)
Organic revenue for the year ended December 31, 2019, when used as the denominator for organic revenue growth for the year ended December 31, 2020, excludes $29 million of acquisition revenue. Revenue for the year ended December 31, 2019 was $1,135 million.

A-2  Twilio Inc. 2023 Proxy Statement

Appendix A
Key Business Metrics
We review a number of operational and financial metrics, including Active Customer Accounts, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate Active Customer Accounts are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.
Active Customer Accounts
We define an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
We believe that the number of Active Customer Accounts is an important indicator of the growth of our business, the market acceptance of our platform and future revenue trends. We believe that use of our platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform or usage at levels below $5 per month.
Twilio Inc. 2023 Proxy Statement  A-3

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05437-P91995 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWILIO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles Bell
02) Jeffrey Immelt
03) Erika Rottenberg

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies will vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05438-P91995

TWILIO INC.
Annual Meeting of Stockholders
June 13, 2023 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeff Lawson and Dana Wagner, or either of them, as proxies, each with the power to act without the other and with the power of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock of Twilio Inc. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 13, 2023, at 9:00 a.m. Pacific Time, virtually via live audio webcast at www.virtualshareholdermeeting.com/TWLO2023, and at any adjournment, continuation, or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side